Exhibit 4.1

Execution Version

VENOCO, INC.

THE GUARANTORS PARTIES HERETO,

AND

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE AND COLLATERAL AGENT

12.00% Senior Secured Notes due 2019

INDENTURE

Dated as of April 2, 2015

i

Section 13.6	When Notes Disregarded	129
Section 13.7	Rules by Trustee, Paying Agent and Registrar	129
Section 13.8	Legal Holidays	129
Section 13.9	GOVERNING LAW	129
Section 13.10	No Recourse Against Others	129
Section 13.11	Successors	129
Section 13.12	Multiple Originals	129
Section 13.13	Severability	129
Section 13.14	No Adverse Interpretation of Other Agreements	130
Section 13.15	Intercreditor Agreement Governs	130
Section 13.16	Table of Contents; Headings	130

EXHIBIT A                          Form of the Note
EXHIBIT B                          Form of Subsidiary Guarantee

INDENTURE dated as of April 2, 2015, among VENOCO, INC., a Delaware corporation (the “Company”), the GUARANTORS (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee and as Collateral Agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 12.00% Senior Secured Notes due 2019, issued on the date hereof (the “Initial Notes”), and (ii) if and when issued, an unlimited principal amount of additional 12.00% Senior Secured Notes due 2019 that may be issued from time to time subsequent to the Issue Date (the “Additional Notes”, and together with the Initial Notes, the “Notes”).

ARTICLE I

Definitions and Incorporation by Reference

Section 1.1                                    Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity’s board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary of the Company is the surviving entity.

“Additional Assets” means:

(1)                                 any assets used or useful in the Oil and Gas Business;

(2)                                 the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)                                 Capital Stock constituting a minority in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Adjusted Net Assets” of a Guarantor at any date means the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Guarantor at such date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“All-in-Yield” means, for any Indebtedness, the yield on such Indebtedness, (A) including (1) interest rate margins, (2) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Company or a Restricted Subsidiary to the holders of such Indebtedness, and (3) the effect of any and all interest rate floors, and (B) excluding customary arrangement, structuring, underwriting or commitment fees or other fees payable to any arrangers or other agents or their affiliates, or that are otherwise not generally shared by all holders of such Indebtedness, as determined in good faith by the Board of Directors of the Company.

“Approved Project” means any Pre-Approved Project and, following Initial Purchaser Approval thereof, any Consent Project.

“Approved Project Additional Indebtedness” means Additional Notes, Pari First Lien Indebtedness, Pari Second Lien Indebtedness, Third Lien Indebtedness and/or unsecured Indebtedness in an aggregate principal amount not to exceed $25,000,000; provided that, during the Initial Purchaser Majority Period, the net proceeds of the issuance and sale of such Indebtedness shall be used solely to fund one or more Approved Projects, including payment of expenses in connection therewith; and provided further that the MFN Provisions shall be satisfied on the date such Indebtedness is incurred.

“ASC 410” means Accounting Standards Codification 410 (f/k/a FAS 143) promulgated by the Financial Accounting Standards Board.

“ASC 505-50” means Accounting Standards Codification 505-50 (f/k/a FAS 123R) promulgated by the Financial Accounting Standards Board.

“ASC 718” means Accounting Standards Codification 718 (f/k/a FAS 123R) promulgated by the Financial Accounting Standards Board.

“ASC 815” means Accounting Standards Codification 815 (f/k/a FAS 133) promulgated by the Financial Accounting Standards Board.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 3.9 and/or 4.1 and not by Section 3.7; and

(2)                                 the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries;

provided that notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10,000,000;

(2)                                 a transfer of assets between or among any of the Company and its Restricted Subsidiaries;

(3)                                 an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                                 a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business (other than pursuant to Production Payments and Reserve Sales);

(5)                                 a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(6)                                 dispositions of past due accounts and notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(7)                                 the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(8)                                 the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, that at the time of such sale or transfer such properties do not (x) have associated with them any proved reserves or (y) include any Hydrocarbon pipeline, Hydrocarbon gathering system, Hydrocarbon storage facility, Hydrocarbon processing plant or other infrastructure asset; and provided, further that the Company or such Restricted Subsidiary receives fair market value for the properties so sold or transferred, as determined in good faith by the Board of Directors of the Company;

(9)                                 the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or such Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person; provided that the Company or such Restricted Subsidiary receives fair market value for the properties so farmed-out, leased or subleased, as determined in the good faith by the Board of Directors of the Company;

(10)                          the sale or other disposition of cash or Cash Equivalents;

(11)                          a Restricted Payment that is permitted by Section 3.4 or is a Permitted Investment;

(12)                          any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary as determined in the good faith by the Board of Directors of the Company; and provided further, that any net cash received must be applied in accordance with Section 3.7;

(13)                          the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien); and

(14)                          a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Borrowing Base” means, at the particular time in question, (a) the lesser of (i) the commitments available under any revolving credit facility of the Company and its Subsidiaries at such time and (ii) the conforming oil and gas borrowing base in effect for such revolving credit facilities at such time minus (b) the applicable outstanding principal amount of loans and face amount of letters of credit outstanding under such revolving credit facility at such time.

“Average BOEPD” means, for any period, (a) the net total production of Hydrocarbons produced by the Company and the Guarantors from Oil and Gas Properties for each day during such period other than Material Event Days divided by (b) the total number of days in such period other than Material Event Days.  The total barrels of oil equivalent shall be calculated from the Company’s daily production reports produced in the ordinary course of business consistent with industry standards.

“Average BOEPD Target” means:

(1)                                 5,200 for any fiscal quarter ending on or before June 30, 2015;

(2)                                 5,000 for any fiscal quarter ending after June 30, 2015 and on or before December 31, 2015; and

(3)                                 4,800 for any fiscal quarter ending thereafter.

“Bank Capital Lease” means, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Bank Capital Lease Obligations.

“Bank Capital Lease Obligations” means, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) any Bank Property, which obligations shall have been or should be, in accordance with GAAP as in effect on December 31, 2011, capitalized on the books of such Person.

“Bank Consolidated Cash Flow” means with respect to the Company and its Restricted Subsidiaries on a consolidated basis for any fiscal period, without duplication,

(1)                                 Bank Consolidated Net Income; plus

(2)                                 depreciation, depletion, amortization, adjustments resulting from the application of ASC 718 and ASC 505-50 and other non-cash items reducing Bank Consolidated Net Income; plus

(3)                                 Bank Consolidated Interest Expense; plus

(4)                                 income tax expense; plus

(5)                                 non-cash expenses for any employee stock ownership plan or stock appreciation rights plan; and minus

(6)                                 any non-cash items increasing Bank Consolidated Net Income, all determined in accordance with GAAP.

“Bank Consolidated Interest Coverage Ratio” means as at the last day of any period of four consecutive fiscal quarters of the Company, commencing with the fiscal quarter ended December 31, 2014 as the last quarter in the initial period of four consecutive fiscal quarters contemplated hereby, the ratio of (a) Bank Consolidated Cash Flow for such period to (b) Bank Consolidated Interest Expense for such period.

“Bank Consolidated Interest Expense” means, with respect to the Company and its Restricted Subsidiaries on a consolidated basis for any fiscal period, total interest expenses (including that portion attributable to Bank Capital Lease Obligations, capitalized interest and realized gain or loss attributable to interest rate derivatives) of the Company and its Restricted Subsidiaries in such fiscal period which are classified as interest expense on the consolidated financial statements of the Company and its Restricted Subsidiaries, all as determined in conformity with GAAP.  Bank Consolidated Interest Expense shall be calculated to give pro forma effect to financing transactions as if such financing had been consummated on the first day of the period of four consecutive fiscal quarters ending on the relevant date of calculation.

“Bank Consolidated Leverage Ratio” means as at the last day of any period of four consecutive fiscal quarters of the Company, commencing with the fiscal quarter ended December 31, 2014 as the last quarter in the initial period of four consecutive fiscal quarters contemplated hereby, the ratio of (a) Bank Consolidated Total Debt as of such day to (b) Bank Consolidated Cash Flow for such period.

“Bank Consolidated Net Income” means, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, for any fiscal period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period determined in accordance with GAAP, but excluding (a) the effects of the application of ASC 815 and ASC 410 and any expensing of capitalized costs required by Rule 4-10 of Regulation S-X promulgated by the SEC as applied to reporting entities employing the full cost method and (b) income resulting from transfers of assets (other than cash) between the Company or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary, on the other hand; provided, however that “Bank Consolidated Net Income” shall be determined excluding (i) the cumulative effect of a change in accounting principles and (ii) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in any Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Bank Consolidated Secured Debt Leverage Ratio” means as at the last day of any period of four consecutive fiscal quarters of the Company, commencing with the fiscal quarter ended December 31, 2014, as the last quarter in the initial period of four consecutive fiscal quarters contemplated hereby, the ratio of (a) Bank Consolidated Total Debt as of such day that is secured to (b) Bank Consolidated Cash Flow for such period.

“Bank Consolidated Total Debt” means, at any date, the aggregate principal amount of all Bank Indebtedness of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Bank Guaranty Obligations” means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, with respect to any Indebtedness (including any instrument evidenced thereby), dividend, bonds, letter of credit or other similar obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase Bank Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

“Bank Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Bank Property or services (other than trade payables entered into in the ordinary course of business and payable in accordance with customary practices and which in any event are no more than 120 days past due, or, if more than 120 days past due, are being contested in good faith); (c) all unreimbursed material reimbursement or payment obligations with respect to all letters of credit (including standby), banker’s acceptances, bank guaranties, shipside bonds, surety or appeal bonds, performance bonds (including plugging and abandonment bonds) and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Bank Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Bank Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Bank Property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Bank Capital Leases; (g) all net obligations payable (including any deferred obligation to pay any premiums) with respect to Derivative Contracts except for payables for ordinary course of business settlement payments; (h) all Bank Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; and (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Bank Lien upon or in Bank Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Bank Indebtedness.

“Bank Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement to secure an obligation, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), or any financing lease having substantially the same economic effect as or other agreement to provide any of the foregoing, but not including (a) the interest of a lessor under a lease on Oil and Gas Properties or (b) the interest of a lessor under an operating lease (determined in accordance with GAAP).

“Bank Property” means any kind of property or asset, whether real, personal or mixed, tangible or intangible, or a combination thereof.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 12(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BOEPD Deficit” means, for any fiscal quarter, beginning with the fiscal quarter ending on June 30, 2015, the amount (if any) that the Average BOEPD Target exceeds the Average BOEPD for such fiscal quarter.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment for the Notes are authorized or required by law to close.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carpinteria Plant” means the Company’s processing facility located at the address commonly known as 5661 Carpinteria Avenue, Carpinteria, California.

“Carryover BOEPD” means:

(1)                                 for the fiscal quarter ending on June 30, 2015, zero; and

(2)                                 for each fiscal quarter ending thereafter:

(a)                                 the Carryover BOEPD available for the immediately prior fiscal quarter; plus

(b)                                 the Excess BOEPD (if any) for the immediately prior fiscal quarter; minus

(c)                                  the BOEPD Deficit (if any) for the immediately prior fiscal quarter;

provided that the Carryover BOEPD for any fiscal quarter shall be no less than zero and no greater than the lesser of (a) 300 and (b) 600 minus the aggregate of all BOEPD Deficits from the fiscal quarter ending on June 30, 2015 through the prior fiscal quarter.

“Cash Dividends” means with respect to the Company, at any time, the distribution of earnings in lawful money of the United States to shareholders of the Company, determined in conformity with GAAP.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)                                 certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“CEQA” means the California Environmental Quality Act, Cal. Pub. Res. Code §§ 21000-21189.3 (2014) as amended from time to time.

“Change of Control” means the occurrence of any of the following:

(1)                                 any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group “Beneficially Owns”, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an entity the majority of the Voting Stock of which is owned by a Permitted Holder; or

(3)                                 the adoption of a plan or proposal for the liquidation or dissolution of the Company.

“Collateral” means any and all assets and properties, whether real, personal or mixed, subject to the Liens created or purported to be created by the Security Documents (including proceeds and products thereof).

“Collateral Agent” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“CON” means contingent resources of Hydrocarbons as identified and engineered by the Company.

“Consent Projects” means the following Hydrocarbons:

(1)                                 PDN, PUD, PRB, POS and CON located at Beverly Hills Lease Extension on the Company’s leasehold within the Beverly Hills oil field Los Angeles County, California in the Miocene reservoirs;

(2)                                 PDN, PUD, PRB, POS and CON at Dos Cuadras Repetto on the Company’s leasehold within the Dos Cuadras oil field offshore Santa Barbara County, California from Platforms A, B and C in the Miocene reservoirs;

(3)                                 PDN, PUD, PRB, POS and CON located at Dos Cuadras Waterflood on the Company’s leasehold within the Dos Cuadras oil field offshore Santa Barbara County, California from Platforms A, B and C in the Pico and Repetto reservoirs;

(4)                                 PDN, PUD, PRB, POS and CON located at Gail M1 on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the M4 horizon of the Monterey reservoir;

(5)                                 CON located at Gail M2; on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the M2 horizon of the Monterey reservoir;

(6)                                 PDN, PUD, PRB, POS and CON located at Gail Sespe; on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the Sespe reservoir;

(7)                                 PDN, PUD, PRB, POS and CON located at Grace Barracuda; on the Company’s leasehold within the Santa Clara oil field offshore Ventura County, California from Platform Grace in the Repetto reservoirs;

(8)                                 PDN, PUD, PRB and POS located at Grace RTP / Monterey; on the Company’s leasehold within the Santa Clara oil field offshore Ventura County, California from Platform Grace in the Monterey reservoirs;

(9)                                 PDN, PUD, PRB, POS and CON located at Grizzly Island in amounts in excess of $500,000 in the aggregate while the Notes are outstanding; on the Grizzly Island prospect located within the Greater Sacramento Basin gas field Solano County, California in the Eocene reservoirs;

(10)                          PDN, PUD and PRB located at Holly 3120; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(11)                          PDN, PUD, PRB, POS and CON located at Holly Coal Oil Point prior to January 1, 2017; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(12)                          PDN and PUD located at Holly Lease Line prior to January 1, 2016; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(13)                          PRB, POS and CON located at Holly Lease Line prior to January 1, 2017; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(14)                          PDN, PUD, PRB, POS and CON located at Holly Sespe; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Sespe reservoir;

(15)                          PDN, PUD, PRB, POS and CON located at Paredon; on the Company’s leasehold within the Paredon prospect onshore and offshore Santa Barbara County, California in the Pliocene, Miocene, Oligocene, and Eocene reservoirs;

(16)                          PDN, PUD, PRB, POS and CON located at Salinas/Hames Valley; on the Company’s leasehold within the Salinas/Hames Valley prospect Monterey County, California in the Monterey and Vaqueros reservoirs; and

(17)                          PDN, PUD, PRB, POS and CON located at Sevier on the Company’s leasehold within the Sevier oil field Kern County, California in the Monterey reservoir.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                 an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to

Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)                                 depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)                                 unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(6)                                 non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business (to the extent included in determining Consolidated Net Income); and minus

(7)                                 the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar- Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)                                 the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, Rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)                                 the cumulative effect of a change in accounting principles will be excluded;

(4)                                 income resulting from transfers of assets (other than cash) between such Person or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary, on the other hand, will be excluded;

(5)                                 any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(6)                                 any extraordinary gain or loss will be excluded;

(7)                                 any asset impairment writedowns on Oil and Gas Properties under GAAP or Commission guidelines will be excluded; and

(8)                                 any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815) will be excluded.

In addition, notwithstanding the preceding, for the purposes of Section 3.4 only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

“Control Agreement” means an account control agreement among the Company, the holder (or agent or representative thereof) of any Liens securing the Credit Agreement and the depositary bank or securities intermediary at which the Restricted Account is held, which account control agreement grants such holder (or agent or representative thereof) Control (as defined in the Security Agreement) over the Restricted Account.

“Credit Agreement” means that certain Term Loan and Security Agreement, dated as of April 2, 2015, among the Company, the Guarantors and the lenders party thereto, providing for loans, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced or refinanced (including through capital markets transactions) from time to time; provided that any such amendment, restatement, modification, renewal, refunding, extension, replacement or refinancing has an All-in-Yield (including step-ups) of no more than the rate per annum agreed to by the Company and the Initial Purchasers and is not secured by any collateral or other assets other than the Restricted Account; and provided further that (a) prior to the LLA Approval Date, the proceeds of any loans under such Credit Agreement shall be deposited into the Restricted Account and subject to the Control Agreement, and (b) if (i) the LLA Approval Date does not occur on or prior to the date that is two (2) years after the Issue Date and (ii) at such time, the Initial Purchaser Majority Termination Date has not yet occurred, the Credit Agreement must be repaid with the proceeds of the Restricted Account (and other funds, if necessary) and terminated in accordance with its terms.

“Credit Facilities” means (i) the Credit Agreement and (ii) on and after the LLA Approval Date, Permitted Additional First Lien Indebtedness comprised of one or more other debt facilities, indentures, instruments, arrangements or commercial paper facilities, in case of clause (ii) with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other Indebtedness as provided for in one or more agreements or instruments, in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), extended, supplemented, restructured or refinanced (including through capital markets transactions) in whole or in part from time to time in one or more agreements or instruments.

“Current Assets” means, for any Person, all assets of such Person that, in accordance with GAAP, would be included as current assets on a balance sheet as of a date of calculation; provided, however, an amount equal to the Available Borrowing Base shall be included as current assets.

“Current Liabilities” means, for any Person, all liabilities of such Person that, in accordance with GAAP, would be included as current liabilities on a balance sheet as of the date of calculation; provided, however, the current portion of any loans evidenced by revolving credit facilities which are not past due may be excluded from Current Liabilities.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.1 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note legend specified in Section 2.1(d)(ii).

“Derivative Contracts” means all futures contracts, forward contracts, swap, put, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering (i) oil and gas commodities or prices or (ii) financial, monetary or interest rate instruments and (ii) greenhouse gas emission credits.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such

Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.4.

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Ellwood” means Ellwood Pipeline, Inc., a California corporation and a wholly owned Restricted Subsidiary of the Company.

“Ellwood LLA” means the Ellwood Lease Adjustment to Existing Easterly Boundary of PRC 3424.1, as described in the Company’s submission to the SLC on June 30, 2014 (as amended by its subsequent submissions with respect thereto prior to the date of this Indenture).

“Ellwood Processing Facility” means the Company’s processing facility located at the address commonly known as 7979 Hollister Avenue, Santa Barbara, California.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess BOEPD” means, for any fiscal quarter, beginning with the fiscal quarter ending on June 30, 2015, the lesser of (a) 300 and (b) the amount (if any) that the Average BOEPD exceeds the Average BOEPD Target for such quarter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Second Lien Notes” means Second Lien Notes issued after the Issue Date in an aggregate principal amount not to exceed $50,000,000; provided, that such Second Lien Notes are issued in exchange for Existing Notes (including any accrued and unpaid interest on such Existing Notes), whereupon such exchange such Existing Notes shall be canceled, and provided further that such Second Lien Notes constitute Pari Second Lien Indebtedness.

“Existing Notes” means the Company’s 8.875% Senior Notes due 2019 issued pursuant to the Indenture dated February 15, 2011 among the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, including the related Guarantees of the

Guarantors, outstanding on the Issue Date, after giving effect to the consummation of the transactions contemplated by the Note Purchase and Exchange Agreement.

“Existing Indebtedness” means the Existing Notes and the aggregate principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness incurred under clauses (i), (iii), (iv), (vi), (viii) and (xv) of Section 3.3(b)) in existence on the date of this Indenture, until such amounts are repaid.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided, however, that:

(1)                                 if the Company or any Restricted Subsidiary:

(a)                                 has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Cash Flow and Fixed Charges (taking into account any interest rate agreements applicable to such Indebtedness) for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)                                 if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Sale or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Asset Sale:

(a)                                 the Consolidated Cash Flow for such period will be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period; and

(b)                                 Fixed Charges for such period will be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)                                 if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, including a single asset or all or substantially all of an operating unit, division or line of business, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)                                 if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in the reasonable judgment of a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S X promulgated under the Securities Act or any regulation or policy of the Commission related thereto)).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company; plus

(5)                                 the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary;

in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

“Grantors” means the Company and the Guarantors.

“Guarantee” a guarantee, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness and any obligation, direct or indirect, contingent or otherwise, of such Person including, without limitation:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1)                                 the Restricted Subsidiaries of the Company that executes this Indenture as a Guarantor on the Issue Date; and

(2)                                 any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hazardous Materials Indemnity Agreement” means the Unsecured Hazardous Materials Undertaking and Indemnity dated as of the Issue Date by the Company in favor of the Collateral Agent.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)                                 interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)                                 foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation; and

(3)                                 any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time and not entered into for the purposes of speculation and is not a put or an option to purchase a put other than with respect to projected production from Oil and Gas Properties; provided that, during the Initial Purchaser Majority Period, as of any date no such contract or arrangement, when aggregated with all such contracts or arrangements, shall cover a notional volume in excess of the 80% of the total projected production from the Oil and Gas Properties of the Company and the Guarantors to be produced in any month reflected in the most recent Reserve Report during each of the next two full twelve month periods after such date; provided, further, for purposes of the foregoing calculation, that any contract or arrangement under which the Company’s or any Guarantor’s interest is solely a put or an option to purchase a put shall not be considered when calculating 80%.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located including any reserved or residual interest of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of bankers’ acceptances;

(4)                                 representing Capital Lease Obligations and all Attributable Debt;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than Attributable Debt, letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, any Production Payment and the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or Guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and

(3)                                 the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)                                 such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)                                 such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)                                 there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Engineer” means (a) Ryder Scott Co. L.P., (b) Netherland Sewell & Associates, Inc., (c) DeGolyer and MacNaughton or (d) Cawley, Gillespie & Associates, Inc.

“Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Initial Purchaser Affiliated Parties” means (a) the Initial Purchasers, (b) Affiliates of the Initial Purchasers and (c) any limited partner of any fund that is managed by an Initial Purchaser or Affiliate of an Initial Purchaser, provided that (and only to the extent that) such Initial Purchaser or Affiliate has sole and complete authority to act on behalf of such limited partner in connection with any direction, waiver or consent with respect to Notes held or beneficially owned by such limited partner.

“Initial Purchaser Approval” means, with respect to any matter, the written consent to or approval of such matter by the Initial Purchaser Affiliated Parties holding or beneficially owning a majority in principal amount of the aggregate principal amount of all outstanding Notes held or beneficially owned by the Initial Purchaser Affiliated Parties.

“Initial Purchaser Majority Period” means the period beginning on the Issue Date and ending on the first date on which the Initial Purchaser Affiliated Parties cease to hold or beneficially own a majority in principal amount of the Initial Notes.

“Initial Purchaser Majority Termination Date” means the first date on which the Initial Purchasers and their Affiliates cease to hold or beneficially own a majority in principal amount of the Initial Notes.

“Initial Purchasers” means the Note Purchasers party to the Note Purchase and Exchange Agreement on the Issue Date.

“Initial Second Lien Notes” means Second Lien Notes in the aggregate principal amount of $150,350,000 issued on the Issue Date pursuant to the Note Purchase and Exchange Agreement and which constitute Pari Second Lien Indebtedness.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date among the Collateral Agent, the Second Lien Collateral Agent, the Company and each other Grantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Indenture.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that endorsements of negotiable instruments and documents in the ordinary course of business shall in each case not be deemed to be an Investment.

For purposes of Section 3.4:

(1)                                 “Investment” will include the portion (proportionate to the Company’s Equity Interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s Equity Interest in such Subsidiary) of the fair market value of the net assets (as determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means April 2, 2015.

“Junior Lien Indebtedness” means Indebtedness and Obligations with respect to such Indebtedness that are secured by a Lien on the Collateral that is junior in priority to the Liens on the Collateral securing the Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.

“LLA Approval Date” means the first date after the occurrence of each of the following:

(1)                                 all required Environmental Impact Reports for the Ellwood LLA, as required by the SLC, have been completed;

(2)                                 the SLC Public Comment Period for the draft EIR for the Ellwood LLA has passed;

(3)                                 the Company has received final regulatory approval from the SLC for the Ellwood LLA, which approval may include reasonable mitigation requirements, and pursuant to which the Company may purse a drilling permit with respect to the Ellwood LLA; and

(4)                                 receipt by the Trustee of an Officers’ Certificate certifying that (a) the events described in clauses (1) through (3) have occurred, (b) the Company and its Restricted Subsidiaries are in compliance with CEQA in all material respects in connection with the Ellwood LLA and the Company’s anticipated operations with respect thereto (c) the mortgage encumbering the lease that is the subject of the Ellwood LLA has been amended to the extent necessary to include all leased property after giving effect to the lease line adjustment, and the Collateral Agent’s Lien on such property is a valid and enforceable first priority mortgage and (d) the Ellwood Processing Facility is able to produce and process all anticipated Hydrocarbons from the Ellwood LLA for a period of at least 10 years from the date of such Officers’ Certificate.

“LLA Permit Date” means the date, subsequent to the LLA Approval Date, on which the Company receives a complete drilling permit with respect to the Ellwood LLA, with no outstanding regulatory approvals needed to commence drilling.

“Make Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at January 1, 2016 as set forth in Section 5.1(a) hereof, expressed in dollars, plus (ii) any required interest payments due on such Note through January 1, 2016 (except for accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.

“Material Event Day” means any full day during which production is shut in or reduced at any of the Company and the Guarantors’ wells (including non-operated wells) due to extreme weather, platform shut down, spills, third party pipeline or other transportation curtailments or shutdowns, power outages, major infrastructure failures (i.e., power cable, pipeline, turbine/compressor, electrical submersible pump or platform structural failure), natural disasters, terrorist acts, civil unrest, or actions of the operator (other than the Company or a Guarantor).

“MFN Provisions” means, with respect to the incurrence of any Indebtedness (the “Subject Indebtedness”), that is subject to the satisfaction of the MFN Provisions, (i) if the All-in-Yield for the Subject Indebtedness exceeds the All-in-Yield for the Initial Notes outstanding immediately prior to the incurrence of the Subject Indebtedness by more than 0.50%, then the

All-in-Yield for such Notes shall be increased so that the All-in-Yield for the Initial Notes is equal to the All-in-Yield for the Subject Indebtedness minus 0.50%; (ii) the Subject Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Initial Notes; (iii) the terms of Subject Indebtedness shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment (other than periodic interest payments) prior to the maturity date of the Initial Notes, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event, and customary acceleration rights upon an event of default; (iv) such Subject Indebtedness shall be either (a) secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations in respect of the Initial Notes, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, and be subject to the Intercreditor Agreement, (b) secured by the Collateral on a junior basis (including with respect to the control of remedies) with the Obligations in respect of the Initial Notes and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, and be subject to the Intercreditor Agreement or (c) unsecured, (v) none of the obligors or guarantors with respect to such Subject Indebtedness shall be a Person that is not the Company or a Guarantor, and (vi) the terms and conditions (excluding any subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such Subject Indebtedness, taken as a whole, shall not be materially more favorable to the holders of such Subject Indebtedness (as determined by the Company in good faith) than the terms and conditions (excluding any subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of the Initial Notes, taken as a whole, except for covenants or other provisions applicable only to periods after the maturity date of the Initial Notes.

“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary of the Company that are not owned by the Company or a Restricted Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                 any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)                                 any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                                 all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)                                 all distributions and other payments required to be made to holders of Minority Interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4)                                 the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)                                 no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Purchase and Exchange Agreement” means the Note Purchase and Exchange Agreement dated as of the Issue Date among the Company and the Initial Purchasers.

“Note Register” means the register of Notes, maintained by the Registrar, pursuant to Section 2.3.

“Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Notes Documents” means, collectively, this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the Intercreditor Agreement and the Hazardous Materials Indemnity Agreement.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees, and other liabilities, obligations, covenants or amounts payable under the documentation governing any Indebtedness or in respect thereto, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“OID” means original issue discount.

“Oil and Gas” means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

“Oil and Gas Business” means:

(1)                                 the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other Hydrocarbon properties;

(2)                                 the gathering, marketing, treating, processing (but not refining), storage, selling and transporting (including the ownership and operation of common carrier pipelines) of any production from those interests; and

(3)                                 any activity necessary, appropriate or incidental to the activities described above.

“Oil and Gas Properties” means Hydrocarbon Interests now or hereafter owned by the Company and the Guarantors and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, now owned by the Company and the Guarantors and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights of way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by the Company and the Guarantors.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari First Lien Indebtedness” means Indebtedness, and Obligations with respect to such Indebtedness, that are secured by a Lien on the Collateral that is pari passu with the Liens on the Collateral securing the Notes, so long as the holder of such Lien (a) is a party to the Intercreditor Agreement as First Lien Secured Party (as defined in the Intercreditor Agreement) thereunder, or (b) becomes a party to the Intercreditor Agreement by executing a First Lien Joinder (as defined in the Intercreditor Agreement) on behalf of each First Lien Secured Party (as defined in the Intercreditor Agreement) represented by it.

“Pari Second Lien Indebtedness” means Indebtedness, and Obligations with respect to such Indebtedness, that are secured by a Lien on the Collateral that is junior in priority to the Liens on the Collateral securing the Notes, so long as the holder of such Lien (a) is a party to the Intercreditor Agreement as a Second Lien Secured Party (as defined in the Intercreditor Agreement) thereunder or (b) becomes a party to the Intercreditor Agreement by executing a Second Lien Joinder (as defined in the Intercreditor Agreement) on behalf of each Second Lien Secured Party (as defined in the Intercreditor Agreement) represented by it.

“PDN” means proved developed not producing reserves, based on the most recently available Reserve Report.

“Permitted Acquired Debt” means Indebtedness constituting Acquired Debt that was not incurred in connection with, or in contemplation of, the transaction that resulted in such Indebtedness becoming Acquired Debt; provided that, at the time of such transaction, after giving pro forma effect thereto, either:

(1)                                 the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a), or

(2)                                 the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction.

“Permitted Additional First Lien Indebtedness” means Additional Notes, Pari First Lien Indebtedness, Pari Second Lien Indebtedness, Third Lien Indebtedness and/or unsecured Indebtedness; provided that, during the Initial Purchaser Majority Period, the net proceeds of the issuance or incurrence of such Indebtedness (other than such Indebtedness that refunds, refinances or replaces Indebtedness under a Credit Facility that constitutes Permitted Additional First Lien Indebtedness, to the extent of the net proceeds used to refund, refinance or replace such Credit Facility) are used solely (a)(i) to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person, (ii) to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business, or (iii) to acquire other Oil and Gas Properties or other assets that are used or useful in the Oil and Gas Business, in each case which acquisition has received Initial Purchaser Approval; (b) prior to the LLA Permit Date, for the development of Hydrocarbons described in clause (12) of the definition of “Pre-Approved Projects” and, from and after the LLA Permit Date, to fund one or more Approved Projects; (c) to pay expenses in connection with any of the foregoing; or (d) from and after the LLA Permit Date, to pay interest expense; and provided further that the MFN Provisions shall be satisfied on the date such Indebtedness is incurred.

“Permitted Business Investment” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)                                 direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

(2)                                 the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements (provided that clause (9) under the proviso to the definition of “Asset Sale” is complied with), development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships.

“Permitted Holders” means:

(1)                                 Timothy M. Marquez and Bernadette B. Marquez, individually or as Trustees of the Marquez Trust dated February 26, 2002;

(2)                                 any beneficiary of the Marquez Trust dated February 26, 2002 or any Person who is of lineal or collateral consanguinity to Timothy M. Marquez or Bernadette B. Marquez; and

(3)                                 entities 80% or more of the Voting Stock of which is directly or indirectly owned by any of the preceding Persons, but only for so long as such Persons directly or indirectly own 80% or more of the Voting Stock of such entities.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                 the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided that, during the Initial Purchaser Majority Period, no Permitted Investment shall be made pursuant to this clause in any Person that is not the Company or a Restricted Subsidiary at the time such Investment is made (other than using net proceeds from the issuance of Permitted Additional First Lien Indebtedness or Permitted Third Lien Indebtedness, in each case, to the extent such Indebtedness is permitted to be incurred hereby);

(2)                                 another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that, during the Initial Purchaser Majority Period, no Permitted Investment shall be made pursuant to this clause (other than using net proceeds from the issuance of Permitted Additional First Lien Indebtedness or Permitted Third Lien Indebtedness, in each case, to the extent such Indebtedness is permitted to be incurred hereby);

(3)                                 cash and Cash Equivalents;

(4)                                 receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(7)                                 any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(8)                                 Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.7;

(9)                                 Investments in existence on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

(10)                          Hedging Obligations permitted to be incurred in compliance with Section 3.3;

(11)                          any Investment by the Company or any of its Restricted Subsidiaries, together with all other outstanding Investments pursuant to this clause (11), having an aggregate fair market value on the date such Investment was made and without giving effect to any subsequent change in value, in an amount not to exceed as of the date of such incurrence (a) during the Initial Purchaser Majority Period, $25,000,000, and (b) thereafter, $35,000,000; provided that, during the Initial Purchaser Majority Period, any such Investments shall either (i) be made in a Person which will, upon the making of such Investment, become a Restricted Subsidiary or (ii) constitute or become Collateral upon the making of such Investment; provided further at the time of any such Investment, the PV-10 Value of Proved Reserves, if any, acquired in connection with such Investment is not negative as reasonably determined by an Independent Engineer based on the relevant strip price at such time and taking into effect any asset retirement obligations relating to such Investment;

(12)                          Guarantees issued in accordance with Section 3.3;

(13)                          prepaid expenses, surety and performance bonds and lease, tax, utilities, workers’ compensation, performance and similar deposits made in the ordinary course of business;

(14)                          Investments owned by a Person if and when it is acquired by the Company and becomes a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition;

(15)                          during the Initial Purchaser Majority Period, Permitted Business Investments described in clause (2) of the definition thereof to the extent relating to Approved Projects and/or any property owned by the Company or any Guarantor on the Issue Date;

(16)                          from and after the Initial Purchaser Majority Termination Date, Permitted Business Investments described in clause (2) of the definition thereof;

(17)                          advances by the Company or any Restricted Subsidiary to any of its full-time employees for housing loans and for the payment or relocation expenses which do not exceed $2,000,000 at any time outstanding in the aggregate to all employees of the Company and its Restricted Subsidiaries; and

(18)                          Investments made as a result of the receipt of non-cash consideration from a sale of assets that was made pursuant to and in compliance with clause (12) of the proviso of the definition of “Asset Sale.”

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens securing Indebtedness incurred under clause (i) of Section 3.3(b), and other related obligations of the Company and the Restricted Subsidiaries under Credit Facilities; provided that if such Indebtedness is secured by Liens on the Collateral securing the Notes, such Indebtedness constitutes Pari First Lien Indebtedness, Pari Second Lien Indebtedness or Third Lien Indebtedness; provided further that, for any period before the LLA Approval Date, such Liens shall be limited to Liens encumbering the Restricted Account;

(2)                                 pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3)                                 Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                 Liens in favor of the issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business, except to the extent that that such letters of credit relate to trade payables and such obligations are not satisfied within 5 Business Days of such incurrence;

(6)                                 encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership or lease of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)                                 Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries;

(8)                                 leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                 judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens securing Indebtedness incurred under clause (iv) of Section 3.3(b); provided that:

(a)                                 the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith;

(b)                                 such Liens are created within 180 days of repair, improvement, construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements); and

(c)                                  such Liens only encumber assets or property of the Company or a Restricted Subsidiary that was acquired by such Person after the Issue Date.

(11)                          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(a)                                 such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)                                 such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

(12)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)                          [Reserved];

(14)                          from and after the Initial Purchaser Majority Termination Date, Liens on property at the time the Company acquired the property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)                          Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Guarantor;

(17)                          Liens securing the Notes, the Subsidiary Guarantees and other Obligations arising under this Indenture and the other Notes Documents;

(18)                          Liens securing Permitted Refinancing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured (the “Refinanced Indebtedness”); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Refinanced Indebtedness or is in respect of property or assets that is the security for a Permitted Lien hereunder; and provided further that (i) if any Refinanced Indebtedness is Junior Lien Indebtedness and such Permitted Refinancing Indebtedness is to be secured by a Lien on the Collateral, then any Permitted Refinancing Indebtedness in respect thereof shall also be Junior Lien Indebtedness, and the holder of such Permitted Refinancing Indebtedness shall be (or become) subject to the Intercreditor Agreement in accordance with the terms thereof and (ii) if any Refinanced Indebtedness is Notes or Pari First Lien Indebtedness and such Permitted Refinancing Indebtedness is to be secured by a Lien on the Collateral, then any Permitted Refinancing Indebtedness in respect thereof shall be Pari First Lien Indebtedness or Junior Lien Indebtedness and the holder of such Permitted Refinancing Indebtedness shall be (or become) subject to the Intercreditor Agreement in accordance with the terms thereof;

(19)                          Liens securing Indebtedness incurred under clause (xv) of Section 3.3(b); provided that such Liens are limited to the cash or cash equivalents securing such letters of credit;

(20)                          Liens on pipelines and pipeline facilities that arise by operation of law;

(21)                          farmout, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business;

(22)                          Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(23)                          Liens encumbering assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such assets;

(24)                          Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(25)                          Liens securing Indebtedness incurred pursuant to clause (B), (C) or (D) of Section 3.3(b)(iii); and

(26)                          additional Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10,000,000 at any one time outstanding; provided that, during the Initial Purchaser Majority Period, such Liens may not secure debt for borrowed money.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 3.3 shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

“Permitted Third Lien Indebtedness” means any Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $150,000,000, plus any increase to such principal amount resulting from interest that is paid-in-kind on such Indebtedness; provided that if such Indebtedness is secured by Liens on the Collateral securing the Notes, such Indebtedness constitutes Pari Second Lien Indebtedness or

Third Lien Indebtedness; and provided further that, with respect to any such Indebtedness incurred during the Initial Purchaser Majority Period:

(1)                                 the cash interest rate applicable to such Indebtedness shall not exceed 8.875% (inclusive of any fees paid to the holders of such Indebtedness); and

(2)                                 (a) such Indebtedness is issued in exchange for Existing Notes (including any accrued and unpaid interest on such Existing Notes), (b) the net proceeds of the issuance of such Indebtedness are used solely to refund, refinance or replace Indebtedness under a Credit Facility that constitutes Permitted Third Lien Indebtedness, or (c) the net proceeds of the issuance of such Indebtedness are used solely (i) to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person, (ii) to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business, (iii) to acquire other Oil and Gas Properties or other assets that are used or useful in the Oil and Gas Business, or (iv) to pay expenses in connection with any of the foregoing.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“POS” means possible undeveloped reserves, based on the most recently available Reserve Report.

“PRB” means probable undeveloped reserves, based on the most recently available Reserve Report.

“Pre-Approved Projects” means the following Hydrocarbons:

(1)                                 PDN, PUD and PRB at Beverly Hills Lease RTP on the Company’s leasehold within the Beverly Hills oil field Los Angeles County, California in the Miocene reservoirs;

(2)                                 PDN, PUD, PRB and POS at Ellwood Lease 421 on the Company’s leasehold within the Ellwood oil field offshore Santa Barbara County, California in the Miocene reservoirs;

(3)                                 PDN, PUD, PRB and POS at Gail M2 on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the M2 horizon of the Monterey reservoir;

(4)                                 PDN, PUD, PRB, POS and CON at Gail M4; on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the M4 horizon of the Monterey reservoir;

(5)                                 PDN at Gail RTP; on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the Monterey and Topanga reservoirs;

(6)                                 PDN, PUD, PRB, POS and CON at Gail Topanga; on the Company’s leasehold within the Sockeye oil field offshore Ventura County, California from Platform Gail in the Topanga reservoir;

(7)                                 PDN, PUD, PRB, POS and CON at Grizzly Island in an amount not to exceed of $500,000 in the aggregate while the Notes are outstanding on the Grizzly Island prospect located within the Greater Sacramento Basin gas field Solano County, California in the Eocene reservoirs;

(8)                                 PDN and PUD at Holly Coal Oil Point; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(9)                                 PDN and PUD at Holly Coal Oil Point; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(10)                          PDN and PUD at Holly Lease Line on and after January 1, 2016, on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(11)                          PRB at Holly Lease Line on and after January 1, 2017, on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir;

(12)                          PDN, PUD, PRB, POS and CON at Holly Lease Line Amendment on and after the LLA Approval Date, on the Lease Line Amendment prospect within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir; and

(13)                          PDN located at Holly Lease Line RTP; on the Company’s leasehold within the South Ellwood oil field offshore Santa Barbara County, California from Platform Holly in the Monterey reservoir.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Proved Reserves” means those Oil and Gas Properties designated as proved in the most recent Reserve Report delivered pursuant to Section 3.2(e).

“PUD” means proved undeveloped reserves, based on the most recently available Reserve Report.

“PV-10 Value” means the present value of future net revenues from Proved Reserves included in the Company’s and the Guarantor’s Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant to Section 3.2(e), utilizing a 10% discount rate.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Reserve Report” means a report with respect to the proved reserves attributable to the Company’s and its Restricted Subsidiaries’ Oil and Gas Properties, setting forth (a) the total quantity of such proved reserves (separately classified as to proved developed producing, proved developed nonproducing, and proved undeveloped), (b) the estimated future net revenues attributable to such reserves, and (c) the discounted present value of such future net revenues, in each case determined in accordance with Commission rules and regulations.

“Restricted Account” means the account of the Company that is subject to the Control Agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means Notes bearing the Private Placement Legend.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“sale and leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Second Lien Collateral Agent” means U.S. Bank National Association, as collateral agent under the Second Lien Indenture, and any successor collateral agent under the Second Lien Indenture.

“Second Lien Indenture” means the Indenture dated as of April 2, 2015 among the Company, the Guarantors party thereto, the Second Lien Trustee and the Second Lien Collateral Agent, as it may be amended or supplemented from time to time in accordance with the terms thereof and the Intercreditor Agreement.

“Second Lien Notes” means the Company’s 8.875% Senior Secured Notes due 2019 issued under the Second Lien Indenture.

“Second Lien Trustee” means U.S. Bank National Association, as trustee under the Second Lien Notes Indenture, and any successor trustee under the Second Lien Indenture.

“Secured Parties” means (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor under the Notes Documents and (e) the successors and permitted assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Company, the Grantors from time to time party thereto and the Collateral Agent.

“Security Documents” means the Security Agreement and any other security agreements, pledge agreements, mortgages, collateral assignments and related agreements (including any financing statements under the Uniform Commercial Code), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Collateral Agent for the benefit of the Secured Parties as contemplated by this Indenture.

“Senior Debt” means:

(1)                               all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)                                  any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)                                 all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)                                 any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates; or

(b)                                 any Indebtedness that is incurred in violation of this Indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“SLC” means the California State Lands Commission.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement or any Indebtedness of a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Subsidiary Guarantee pursuant to a written agreement, as the case may be.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Company’s payment Obligations under this Indenture and on the Notes.

“Third Lien Indebtedness” means Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Liens on the Collateral securing the Notes, any Pari First Lien Indebtedness and the Second Lien Notes, so long as the holder of such Lien (a) is a party to the Intercreditor Agreement as a Third Lien Secured Party (as defined in the Intercreditor Agreement) thereunder or (b) becomes a party to the Intercreditor Agreement by executing a Third Lien Joinder (as defined in the Intercreditor Agreement) on behalf of each Third Lien Secured Party (as defined in the Intercreditor Agreement) represented by it.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 1, 2016; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to January 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)                                 all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)                                 such designation and the Investment of the Company in such Subsidiary complies with Section 3.4;

(4)                                 such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries taken as a whole;

(5)                                 such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)                                 to subscribe for additional Capital Stock of such Person; or

(b)                                 to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)                                 on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced for purposes of this Indenture by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under Section 3.3(a) on a pro forma basis taking into account such designation.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 1.2                                    Other Definitions.

Term	Defined in Section
“Additional Restricted Notes”	2.1(b)
“Affiliate Transaction”	3.8(a)
“Agent Member”	2.1(e)(iii)
“Asset Sale Offer”	3.7(b)
“Asset Sale Offer Amount”	3.7(g)
“Asset Sale Offer Period”	3.7(g)
“Asset Sale Payment Date”	3.7(g)
“Authenticating Agent”	2.2
“Certificate of Destruction”	2.10
“Change of Control Offer”	3.9
“Change of Control Payment”	3.9
“Change of Control Purchase Date”	3.9
“Change of Control Settlement Date”	3.9
“Company Order”	2.2
“Corporate Trust Office”	3.13
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.11
“Event of Default”	6.1
“Excess Proceeds”	3.7(e)
“Funding Guarantor”	10.4
“General Partner”	1.1 (definition of “Indebtedness”)
“Global Notes”	2.1(b)

Term	Defined in Section
“incur”	3.3(a)
“Joint Venture”	1.1 (definition of “Indebtedness”)
“Legal Defeasance”	8.2
“Payment Default”	6.1(f)(i)
“Paying Agent”	2.3
“Permitted Debt”	3.3(b)
“Private Placement Legend”	2.1(d)
“protected purchaser”	2.8
“QIB”	2.1(b)
“Registrar”	2.3
“Regulation S”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Note”	2.1(b)
“Resale Restriction Termination Date”	2.6(a)
“Restricted Payment”	3.4(a)
“Rule 144A”	2.1(b)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Note”	2.1(b)
“Securities Custodian”	2.1(b)
“Security Document Order”	12.9(s)
“Special Interest Payment Date”	2.11(a)
“Special Record Date”	2.11(a)
“Successor Company”	4.1

Section 1.3                                    Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder of a Note.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Notes means the Company, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission’s Rule have the meanings assigned to them by such definitions.

Section 1.4                                    Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including without limitation;

(5)                                 words in the singular include the plural and words in the plural include the singular;

(6)                                 the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

(7)                                 the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, in each case, at the date of determination, whichever is greater.

ARTICLE II

The Notes

Section 2.1                                    Form, Dating and Terms.

(a)                              The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.  The Initial Notes issued on the date hereof will be in an aggregate principal amount of $175,000,000.  In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation, Section 3.3 hereof, Additional Notes.  Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.8, 2.9, 5.8 or 9.5 or in connection with an Asset Sale Offer pursuant to Section 3.7 or a Change of Control Offer pursuant to Section 3.9.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)                                 the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture.  Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)                              The Initial Notes are being sold by the Company pursuant to the Note Purchase and Exchange Agreement.  The Initial Notes will be sold initially only to qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.  Any Additional Notes (if issued as Restricted Securities) (the “Additional Restricted Notes”) will be sold initially only to (i) QIBs in reliance on Rule 144A or in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (ii) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S.  The Initial Notes and Additional Restricted Notes thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S in accordance with the procedure described herein.

Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A or in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC or its nominee (the “Securities Custodian”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

Additional Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.1(d) (the “Regulation S Global Note”) deposited with the Trustee as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Note and the Regulation S Global Note are sometimes collectively herein referred to as the “Global Notes.”

If a Holder has given wire transfer instructions to the Company, the Company will, or if the Company is not then the Paying Agent, the Company will cause the Paying Agent to, pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with the instructions; all other payments of the principal of (and premium, if any), and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.  Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

The Notes may have notations, legends or endorsements required by law, stock exchange Rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d).  The Company shall approve the forms of the Notes and any notation, endorsement or legend on them.  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c)                               Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

(d)                              Legends.  Unless and until an Initial Note or an Additional Restricted Note is sold under an effective registration statement under the Securities Act,

(i)                                     the Initial Note or Additional Restricted Note, as the case may be, shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THE NOTES AND THE GUARANTEES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF

REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

(ii)                                  The Global Notes, whether or not an Initial Note, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(e)                               Book-Entry Provisions.

(i)                                     This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(ii)                                  Each Global Note initially shall (x) be registered in the name of DTC for such Global Note or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

(iii)                               Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent

Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv)                              In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(v)                                 In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi)                              The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(f)                                Definitive Notes.

(i)                                     Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.  In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or (b) an Event of Default has occurred and is continuing and the Trustee has received a request from DTC.

(ii)                                  Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the Private Placement Legend set forth in Section 2.1(d).

(iii)                               In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

Section 2.2                                    Execution and Authentication.  One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.  A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:  (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $175,000,000, and (2) Additional Notes for original issue, in each case upon a written order of the Company signed by two Officers of the Company or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”).  Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

In case the Company or any Guarantor, pursuant to Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which any Company or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.3                                    Registrar and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying

Agent”).  The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

Section 2.4                                    Paying Agent to Hold Money in Trust.  By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, on or interest on, any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium and interest when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or premium, if any, on, and interest on, the Notes and shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5                                    Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, or to the extent otherwise required by the TIA, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6                                    Transfer and Exchange.

(a)                              The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i)                                     a transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  a transfer of a Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7(a) from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b)                              The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Distribution Compliance Period:

(i)                                     a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon: (A) the delivery by the transferor of a written certificate substantially in the form set forth in Section 2.7(b); and (B) the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7(a) from the proposed transferor and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in Section 2.7 or any additional certification.

(c)                               Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing a Private Placement Legend, the Registrar shall deliver Notes that do not bear a Private Placement Legend unless such transferee is an affiliate (as defined in Rule 144) of the Company.  Upon the transfer, exchange or replacement of Notes bearing a Private Placement Legend, the Registrar shall deliver only Notes that bear a Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)                              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e)                               Obligations with Respect to Transfers and Exchanges of Notes:

(i)                                     To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute, and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.7, 3.9, 5.8 or 9.5).

(iii)                               The Registrar or co-registrar shall not be required to register the transfer or exchange of (i) any Notes selected for redemption (except in the case of Notes to be redeemed in part, the portion of the Note not to be redeemed) or (ii) any Notes for a period beginning 15 days before a selection of Notes to be redeemed.

(iv)                              Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, on and interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)                                 Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the Private Placement Legend set forth in Section 2.1(d).

(vi)                              All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f)                                No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other Note or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7                                    Form of Certificates to be Delivered in Connection with Certain Transfers.

(a)

[Date]

Venoco, Inc.
c/o U.S. Bank National
                   Association, as Trustee
950 17th Street, 12th Floor
Denver, Colorado  80202
Attention:  Global Corporate Trust Services

Re:                            Venoco, Inc.

12.00% Senior Secured Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                       aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(i)                                     the offer of the Notes was not made to a person in the United States;

(ii)                                  either (1) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (2) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(iii)                               no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(iv)                              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)                                 we have advised the transferee of the transfer restrictions applicable to the Notes.

In addition, if the sale is made during the Distribution Compliance Period, we confirm that the interest sold will be held immediately thereafter through the Euroclear System or Clearstream Banking.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

(b)

[Date]

Venoco, Inc.
c/o U.S. Bank National
                   Association, as Trustee
950 17th Street, 12th Floor
Denver, Colorado  80202
Attention:  Global Corporate Trust Services

Re:                            Venoco, Inc.

12.00% Senior Secured Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

This Certificate relates to $                           principal amount of the above captioned Notes held in definitive form (the “Securities”) by                                            (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that such Security is being transferred to person whom the Transferor reasonably believes to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Section 2.8                                    Mutilated, Destroyed, Lost or Wrongfully Taken Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and, upon a Company Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or wrongfully taken Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or wrongfully taken Note shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or wrongfully taken Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.9                                    Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding.  A Note ceases to be outstanding in the event the Company or a Subsidiary of the Company holds the Note, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10                             Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any

Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and destroy such Notes in accordance with its internal policies, including delivery of a certificate (a “Certificate of Destruction”) to the Company describing such Notes disposed (subject to the record retention requirements of the Exchange Act).  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.11                             Payment of Interest; Defaulted Interest and Principal.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest shall bear interest (to the extent lawful), after as well as before judgment, at the rate borne by the Notes plus a rate per annum equal to two percent (2.0%) (such rate, the “Default Interest Rate” and such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)                              The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                              The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest each as accrued and unpaid, and to accrue, which were carried by such other Note.

If any principal on the Notes is not paid when due, then such overdue principal amount (to the extent lawful) shall bear interest, after as well as before judgment, at the Default Interest Rate.

Section 2.12                             Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30 day months.

Section 2.13                             CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.  The Company shall promptly notify the Trustee and the Collateral Agent in writing of any change in the CUSIP numbers.

ARTICLE III

Covenants

Section 3.1                                    Payment of Notes.  The Company shall promptly pay the principal of, premium, if any, on, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, premium, if any, and interest then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2                                    Reports

(a)                              Whether or not required by the Commission, so long as any Notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and the Company will furnish to the Trustee and, upon its request, to any of the Holders of Notes, within five Business Days of filing, or attempting to file, the same with the Commission:

(i)                                     all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)                                  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that if the Company ceases to be subject to the reporting requirements under Section 13(a) or 15(d) of the Exchange Act such information and reports may exclude any certifications, reports or other information required to be a part of, or filed with, such reports pursuant to the provisions of the Sarbanes Oxley Act of 2002 or the rules and regulations of the Commission thereunder.  The availability of any of the foregoing information or reports described in this Section 3.2 on the Commission’s website shall be deemed to satisfy the foregoing delivery requirements.

(b)                              The Company will schedule a conference call to be held at least 1 but not more than 15 Business Days following the release of each Form referred to in clause (a)(i) above, at which the Company will make available either its Chief Executive Officer or Chief Financial Officer to discuss the information contained in such Form on such conference call. The Company will notify beneficial holders of the Notes about such call and such call-in information by filing a current report on Form 8-K with the Commission or any other method of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of such information to the public. The conference call will be open to members of the public with access not to be restricted.

(c)                               If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d)                              In addition, the Company and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.

(e)                               The Company shall, in the manner contemplated for information required by Section 3.2(a), file with the Commission and furnish to the Trustee and, upon its request, to any of the Holders of Notes, (i) within the time period required for filing of the annual financial information specified in clause (i) of Section 3.02(a) for each year beginning with 2014, a Reserve Report as of December 31 of such year, prepared or audited by an Independent Engineer and (ii) on or before October 1 of each year, a Reserve Report as of June 30 of such year, prepared or audited by an Independent Engineer.  Any Reserve Report required by this Section 3.2(e) may be a summary Reserve Report, provided that such summary Reserve Report contains at least the information set forth in the definition of “Reserve Report” in this Indenture and otherwise complies with the requirements of this Section 3.2(e).   If a summary Reserve Report is provided pursuant to this Section 3.2(e), upon the request of any Holder (through the Trustee), the Company shall deliver to the Trustee a copy of the full Reserve Report for delivery to such Holder.

Section 3.3                                    Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), neither the Company nor any Restricted Subsidiary will issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness or such Disqualified Stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                              The provisions of Section 3.3(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)                                     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $75,000,000;

(ii)                                  the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

(iii)                               the incurrence by the Company and the Guarantors of:

(A)                               Indebtedness represented by the Initial Notes and the related Guarantees of the Guarantors;

(B)                               from and after the LLA Approval Date, Approved Project Additional Indebtedness and any related Guarantees of the Guarantors;

(C)                               Indebtedness represented by the Initial Second Lien Notes, the Exchange Second Lien Notes (in each case, including any additional Second Lien Notes or any increase in the principal amount of such Second Lien Notes resulting from interest that is paid-in-kind on such Second Lien Notes), and the related Guarantees of the Guarantors; and

(D)                               Permitted Third Lien Indebtedness and any related Guarantees of the Guarantors;

(iv)                              the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (other than, in each case, a sale and leaseback transaction), in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed $20,000,000 at any time outstanding;

(v)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 3.3(a) hereof or clause (ii), (iii), or (xiv) of this Section 3.3(b) or this clause (v); provided however that if any Indebtedness incurred under clause (iii)(B), (iii)(C) or (iii)(D) of this Section 3.3(b) is refunded, refinanced or replaced pursuant to this clause (v), the aggregate principal amount of Indebtedness permitted to be incurred under such clause (iii)(B), (iii)(C) or (iii)(D) shall be permanently reduced by the principal amount of such Indebtedness so refunded, refinanced or replaced;

(vi)                              the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)                                 if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(B)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)                           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(viii)                        the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or any Guarantor that was permitted to be incurred pursuant to Section 3.3(a) or pursuant to clause (i), (iii), (iv), (vi), (vii), (ix), (xi), (xii), (xiii) or (xv) of this Section 3.3(b) or pursuant to clause (v) of this Section 3.3(b) to the extent that the Permitted Refinancing Indebtedness incurred thereunder directly or indirectly refinances Indebtedness incurred pursuant to Section 3.3(a) or pursuant to clause (ii), (iii) or (xiv) of this Section 3.3(b);

(ix)                             the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(x)                                the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

(xi)                              the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including Guarantees and obligations of the Company and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case, other than an obligation for money borrowed);

(xii)                           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(xiii)                        the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $20,000,000;

(xiv)                       the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquired Debt; and

(xv)                          Indebtedness represented by letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business, in an amount at any time outstanding not to exceed $5,000,000.

For purposes of determining compliance with this Section 3.3, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) of Section 3.3(b) above, or is entitled to be incurred pursuant to Section 3.3(a) above, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed incurred under clause (b)(i) above and not under clause (a) or clause (b)(ii) above.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 3.3.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt.  If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued interest on the Indebtedness being refinanced and the amount of all expenses and premiums incurred in connection therewith).  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 3.4                                    Restricted Payments .

(a)                              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii)                               make any payment on or with respect to, or repay, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees or that is Junior Lien Indebtedness or unsecured Senior Debt, except a payment of interest or principal at the Stated Maturity thereof; or

(iv)                              make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above and this clause (iv) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)                                     no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)                                  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.3(a) above; and

(iii)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (vi), (vii), (viii) and (ix) of Section 3.4(b) below), is less than the sum, without duplication, of:

(A)                                 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing April 1, 2015 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)                                 100% of the aggregate Net Cash Proceeds received by the Company (including the fair market value of any Additional Assets to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since April 1, 2015 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

(C)                                 the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to April 1, 2015 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); plus

(D)                                 the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(1)                                  repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to a purchaser other than the Company or a Subsidiary, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

(2)                                  the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary,

which amount in each case under this clause (D) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (D) to the extent it is already included in Consolidated Net Income; and

(iv) during the Initial Purchaser Majority Period, in the case of any Restricted Payment described in clause (a)(i) above, the following conditions shall be satisfied at the time such Restricted Payment is made:

(A)                                 calculated as of the last day of the most recently ended fiscal quarter and after giving pro forma effect to the proposed Restricted Payment as if it had been made on such date:

(1)                                  the Bank Consolidated Leverage Ratio does not exceed 4.00 to 1.00;

(2)                                  the ratio of Current Assets to Current Liabilities is not less than 1.00 to 1.00; provided, however, that for purposes of such ratio, assets or liabilities required by ASC 815 and ASC 410 shall be excluded from current assets and current liabilities, respectively;

(3)                                  the Bank Consolidated Interest Coverage Ratio is not less than 1.75 to 1.00; and

(4)                                  if the Bank Consolidated Leverage Ratio exceeds 3.75 to 1.00, then the Bank Consolidated Secured Debt Leverage Ratio does not exceed 2.00 to 1.00; and

(B)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments constituting Cash Dividends made by the Company and its Restricted Subsidiaries in the fiscal year such Restricted Payment is made (excluding Restricted Payments permitted by clauses (ii), (iii), (vi), (vii), (viii) and (ix) of Section 3.4(b) below), does not exceed the greater of (x) $12,000,000 and (y) and an aggregate amount equal to 30% of Bank Consolidated Net Income for the four fiscal quarters ending immediately prior to the making of such Restricted Payment, but not to exceed in any event $15,000,000, so long as such Restricted Payment is not used by the direct holders of the Company’s Equity Interests to make any distribution, dividend or return capital to such holders’ respective members, partners or stockholders or to make any distribution of assets in cash or in kind to such holders’ respective members, partners or stockholders.

(b)                              So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(i)                                     the payment of any dividend within 60 days after the date of declaration of the dividend, or a redemption payment after the giving of an irrevocable notice of redemption, if at the date of declaration the dividend payment or redemption payment would have complied with the provisions of this Indenture;

(ii)                                  the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (iii)(B) of Section 3.4(a);

(iii)                               any defeasance, retirement, purchase, redemption or other acquisition of Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt of the Company or any Guarantor, as the case may be, made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt of the Company or any Guarantor, as the case may be, that qualify as Permitted Refinancing Indebtedness, provided that the obligors on such new Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt shall not include obligors that were not obligors on the Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt being defeased, retired, repurchased, redeemed or acquired; provided, however, that such defeasance, retirement, purchase, redemption or acquisition will be excluded in subsequent calculations of the amount of Restricted Payments;

(iv)                              in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt of the Company or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt, plus any accrued and unpaid interest therein; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(v)                                 in the event of an Asset Sale that requires the Company to offer to repurchase Notes pursuant to the covenant described under Section 3.7 hereof, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt of the Company or any Guarantor, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt was issued with original issue discount, 100% of the accreted value) of such Subordinated Obligations, Junior Lien Indebtedness or unsecured Senior Debt, as the case may be, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an Asset Sale Offer pursuant to the provisions of the covenant described under Section 3.7(b) hereof; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments);

(vi)                              the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(vii)                           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former director or employee of the Company or any of its Restricted Subsidiaries pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,000,000 in any twelve-month period; provided, that such payments will be excluded from any subsequent calculation of the amounts of Restricted Payments; provided further, that such amount in any twelve-month period may be increased in an amount not to exceed (a) the cash proceeds from the issue or sale of Equity Interests (other than Disqualified Stock) to any such officers, directors, employees or consultants that occurs after the Issue Date to the extent proceeds from the issue or sale of such Equity Interests have not otherwise been applied to make Restricted Payments plus (b) the cash proceeds of key man life insurance received by the Company or its Restricted Subsidiaries after the Issue Date;

(viii)                        the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise; and

(ix)                              the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this covenant.

(c)                               The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant will be determined (i) in good faith by senior management of the Company and (ii) if the fair market value exceeds $10,000,000, by the Board of Directors.

Section 3.5                                    Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (whether now owned or hereafter acquired).

Section 3.6                                    Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(ii)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)                              transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                              However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     the indenture governing the Existing Notes, the Credit Agreement and the Second Lien Notes Indenture as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(ii)                                  this Indenture and the other Notes Documents;

(iii)                               applicable law;

(iv)                              any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(v)                                 any restriction that restricts in a customary manner the subletting, assignment or transfer of any property, right or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract;

(vi)                              purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 3.6(a) above;

(vii)                           any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(viii)                        Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix)                              encumbrances or restrictions in instruments evidencing Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company; provided, however, that such encumbrances or restrictions are not created, incurred or assumed in connection with, or in contemplation of, such acquisition;

(x)                                 Indebtedness permitted under this Indenture containing encumbrances or restrictions that taken as a whole are not materially more restrictive (as determined in good faith by the Board of Directors of the Company) than the encumbrances and restrictions otherwise contained in this Indenture and the other Notes Documents;

(xi)                              encumbrances or restrictions contained in Hedging Obligations permitted from time to time under this Indenture;

(xii)                           encumbrances securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under Section 3.5 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xiii)                        provisions with respect to the disposition or distribution of assets or property in joint venture agreements, agreements respecting Permitted Business

Investments and other similar agreements entered into in the ordinary course of business; and

(xiv)                       restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 3.7                                    Assets Sales.

(a)                              The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                                     the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii)                                  such determination of fair market value shall be as determined in good faith by senior management of the Company or, if the consideration with respect to such Asset Sale exceeds $10,000,000, by the Company’s Board of Directors; and

(iii)                               at least 75% of the aggregate consideration received by the Company or such Restricted Subsidiary in the Asset Sale and all other Asset Sales since the date of this Indenture is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                                 any Indebtedness, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that is assumed by the transferee of any such assets if and only if the Company or such Subsidiary is released from any further liability; and

(B)                             any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion; and

(iv)                              without limitation of the provisions described in Section 3.20, to the extent that any consideration received by the Company or such Restricted Subsidiary in such Asset Sale consists of assets that constitute Collateral, such assets, including assets of any Person that becomes a Guarantor as a result of such transaction, are added to the Collateral within the time periods set forth in Section 3.20.

(b)                              Within 30 days after the receipt of any Net Proceeds from an Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Net Proceeds, when combined with any Net Proceeds from Asset Sales that have not been applied or invested as provided in accordance with this Section, exceeds $20,000,000, the Company will make an offer (an “Asset Sale Offer”), to all Holders of the Notes and holders of Pari First Lien Indebtedness outstanding to purchase the maximum principal amount of Notes and such other Pari First Lien Indebtedness that may be purchased out of such Net Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of settlement, and will be payable in cash.  If the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer. If the aggregate principal amount of Notes and Pari First Lien Indebtedness tendered into such Asset Sale Offer exceeds the amount of Net Proceeds, the Trustee and any agent under the other Pari First Lien Indebtedness will select the Notes and other Pari First Lien Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and other Pari First Lien Indebtedness.

(c)                               [Reserved.]

(d)                              Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply any Net Proceeds remaining after compliance with Section 3.7(b) above at its option to any combination of the following:

(i)                                     to repurchase or repay Notes or Pari First Lien Indebtedness;

(ii)                                  to purchase Junior Lien Indebtedness pursuant to any offer to purchase such Junior Lien Indebtedness required by the terms of such Junior Lien Indebtedness at a purchase price not greater than 100% of the principal amount (or, if such Junior Lien Indebtedness was issued with original issue discount, 100% of the accreted value) of such Junior Lien Indebtedness, plus any accrued and unpaid interest thereon;

(iii)                               to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person;

(iv)                              to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business;

(v)                                 to make one or more capital expenditures; or

(vi)                              to acquire other assets that are used or useful in the Oil and Gas Business.

(e)                               Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding Section 3.7(b) or Section 3.7(d) will constitute “Excess Proceeds.”

(f)                                On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $20,000,000, the Company will make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Indebtedness that is pari passu with the Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of settlement, and will be payable in cash.  If the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other Indebtedness that is pari passu with the Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and other pari passu Indebtedness.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(g)                               Any Asset Sale Offer made pursuant to this Section 3.7 will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”).  No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Payment Date”), the Company will purchase the principal amount of Indebtedness required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Indebtedness validly tendered in response to the Asset Sale Offer.  On or before the Asset Sale Payment Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Indebtedness or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Indebtedness so validly tendered and not properly withdrawn.  The Company will deliver to the Trustee an Officers’ Certificate stating that such Indebtedness or portions thereof was accepted for payment by the Company in accordance with the terms of this covenant; and, in addition, the Company will make such deliveries of all certificates, notes or other documentation as are required by the agreements governing such other Indebtedness.  The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of Notes, an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  In addition, the Company will take any and all other actions required by the agreements governing such other Indebtedness.  Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

(h)                              The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes or other

Indebtedness pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions hereunder by virtue of such conflict.

(i)                                  The Trustee shall be under no obligation to ascertain the occurrence of an Asset Sale, or to determine or calculate Net Proceeds, Excess Proceeds, the Asset Sale Offer Period, the Asset Sale Payment Date or the Asset Sale Offer Amount, or give any notice with respect thereto.  The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company or a Holder or Holders of Notes, that no Asset Sale has occurred.

Section 3.8                                    Transactions with Affiliates.

(a)                              The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)                                     the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)                                  the Company delivers to the Trustee:

(A)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000 but no greater than $25,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this covenant; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, (i) an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors, and (ii) a letter from an independent financial advisor stating that such transaction is fair to the Company or relevant Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or relevant Restricted Subsidiary to those that would have been obtained in a comparable transaction by the Company or relevant Restricted Subsidiary with an unrelated Person.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 3.8(a) above:

(i)                                     any Restricted Payment permitted to be made pursuant to Section 3.4;

(ii)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

(iii)                               loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $2,000,000;

(iv)                              any transaction between the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries;

(v)                                 the payment of reasonable and customary fees or compensation paid to, and indemnity or liability insurance provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company;

(vi)                              any reasonable employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(v)                                 the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially and adversely affect the rights of any Holders of the Notes (as determined in good faith by the Board of Directors of the Company) as compared to the terms of the agreements in effect on the Issue Date;

(vi)                              any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of capital contribution from, Affiliates (or a Person that thereby becomes an Affiliate) of the Company;

(vii)                           transactions between the Company and any Person, a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(viii)                        advances to or reimbursement of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business.

Section 3.9                                    Change of Control.  If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of settlement (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the Change of Control Settlement Date).

Within 30 days following any Change of Control, the Company will mail a notice (the “Change of Control Offer”) to each registered Holder with a copy to the Trustee stating:

(i)                                     that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to the date of settlement (the “Change of Control Settlement Date”) (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date that is on or prior to the Change of Control Settlement Date) (the “Change of Control Payment”);

(ii)                                  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Purchase Date”); and

(iii)                               the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

On the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer.  Promptly thereafter on the Change of Control Settlement Date, the Company will:

(i)                                     deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(ii)                                  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

On the Change of Control Settlement Date, the Paying Agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

If the Change of Control Settlement Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the

Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of the making of the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.9.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto.  The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, or a Holder or Holders of Notes, that no Change of Control has occurred.

Section 3.10                             Future Subsidiary Guarantees.  If, after the Issue Date, the Company or any Restricted Subsidiary creates or acquires any Domestic Subsidiary, then the Company shall cause that Subsidiary to become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit B hereto, and deliver it to the Trustee within 20 Business Days of the date on which it was so created or acquired, as the case may be; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 3.11                             Business Activities.  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 3.12                             Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above in Section 3.4(a) or represent Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above in Section 3.3, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Section 3.13                             Maintenance of Office or Agency.  The Company will maintain in The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The principal corporate trust office of the Trustee, or if the Trustee’s principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the “Corporate Trust Office”), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.14                             Corporate Existence.  Subject to Article IV and Section 10.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture, provided further, that the Company and the Guarantors may merge in accordance with Sections 4.1 and 10.2.

Section 3.15                             Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be incurred pursuant to subsections (3) and (4) of the definition of “Permitted Liens”; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture.

Section 3.16                             Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that existed at the end of such period and is continuing.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 3.17                             Further Instruments and Acts.  Upon the reasonable request of the Trustee or the Collateral Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.  Without limiting the generality of the forgoing, the Company shall, and shall cause each Guarantor, to execute any and all further documents, financing statements, applications for registration, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created in the Collateral by the Security Documents (to the extent required by such Security Documents).

Section 3.18                             Statement by Officers as to Default.  The Company shall deliver to the Trustee, as soon as possible and in any event within 5 Business Days after the Company becomes aware of the occurrence of any Event of Default or Default an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take in respect thereof.

Section 3.19                             [Reserved].

Section 3.20                                                     Agreement to Deliver Security Documents.

(a)                              If, after the Issue Date, the Company or any Restricted Subsidiary creates or acquires any Domestic Subsidiary, then the Company shall cause that Subsidiary to (i) become a Grantor under the Security Agreement by executing a joinder thereto in the form attached thereto, (ii) become a party to the Intercreditor Agreement by executing a joinder thereto in the form attached thereto, (iii) deliver each of the foregoing to the Collateral Agent within 20 Business Days of the date on which it was so created or acquired, as the case may be and (iv) comply with Section 3.20(b); provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

(b)                              If, after the Issue Date, the Company or any of its Restricted Subsidiaries (other than Ellwood) acquires (i) any Oil and Gas Properties containing Proved Reserves with a PV-10 Value in excess of $1,000,000, or (ii) any other real property with a fair market value (as reasonably determined by the Company in good faith) in excess of $2,000,000, the Company shall, and shall cause its Restricted Subsidiaries (other than Ellwood) where applicable, to (x) cause such Oil and Gas Properties or other real property to become subject to the Security Documents securing the Obligations under the Notes Documents within 30 days of acquisition thereof, and (y) with respect to real property described in clause (ii) above, deliver a title policy with respect to such property consistent with the requirements set forth in Section 3.23 within 180 days of acquisition thereof.  If, after the Issue Date, any assets of the Company or any of its Restricted Subsidiaries (other than Ellwood) become or constitute (i) Oil and Gas Properties containing Proved Reserves with a PV-10 Value in excess of $1,000,000, or (ii) other real property with a fair market value (as reasonably determined by the Company in good faith) in excess of $2,000,000, the Company shall, and shall cause its Restricted Subsidiaries (other than Ellwood) where applicable, to (x) cause such Oil and Gas Properties or other real property to become subject to the Security Documents securing the Obligations under the Notes Documents within 30 days of the date such assets so become or first so constitute and (y) with respect to real property described in clause (ii) above, deliver a title policy with respect to such property consistent with the requirements set forth in Section 3.23 within 180 days of the date such assets so become or first so constitute.

Section 3.21                             Minimum Average BOEPD

At any time during the Initial Purchaser Majority Period, the Company shall not permit the Average BOEPD during a fiscal quarter to be less than the Average BOEPD Target for such fiscal quarter; provided that, so long as there was not a BOEPD Deficit in the prior fiscal quarter, Average BOEPD during such fiscal quarter shall be deemed to include the Carryover BOEPD for such fiscal quarter.

Section 3.22                             Capital Expenditures

At any time during the Initial Purchaser Majority Period, the Company shall not, nor shall it permit any Restricted Subsidiaries to, make drilling and completion related capital expenditures in respect of Oil and Gas Properties other than in respect of Approved Projects.

Section 3.23                             Post-Closing Covenant

On or before the date that is 180 days after the Issue Date, the Company shall deliver to the Collateral Agent, with respect to each of the Ellwood Processing Facility and the Carpinteria Plant, a fully paid policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) the Collateral Agent’s Lien on such property as a valid and enforceable first priority mortgage or deed of trust lien on the property described therein, in an amount not less than (i) the amount of the owner’s title policy, if any, currently in existence and relating to such property, or (ii) if no such owner’s policy exists, the fair market value of such property (as reasonably determined by the Company acting in good faith), in either case, free and clear of all defects and encumbrances except Permitted Liens.

ARTICLE IV

Successor Company

Section 4.1                                    Merger, Consolidation or Sale of Assets.  The Company may not, directly or indirectly:  (i) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or continue in another jurisdiction; or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person, unless:

(a)                              either:  (i) the Company is the surviving Person; or (ii) the Person (the “Successor Company”) formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall promptly thereafter become a co-issuer of the Notes pursuant to a supplemental indenture;

(b)                              the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes Documents pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee and the Collateral Agent;

(c)                               immediately after such transaction no Default or Event of Default exists;

(d)                              either:

(i)                                     the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.3(a) hereof; or

(ii)                                  immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions;

(e)                               the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture;

(f)                                to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Successor Company are assets of the type which would be required to constitute Collateral hereunder and under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien under the Security Documents in the manner and to the extent required in this Indenture or any of the other Notes Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the other Notes Documents and within the time periods required thereby; and

(g)                               the Collateral owned by or transferred to the Successor Company shall: (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (iii) not be subject to any Lien other than Permitted Liens.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

Notwithstanding the preceding clauses (c) and (d) of this Section 4.1, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Guarantor, and (y) the Company may merge with an Affiliate solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Security Documents, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of, premium, if any, on and interest on the Notes.

ARTICLE V

Redemption of Notes

Section 5.1                                    Optional Redemption.  Except as described below, the Notes will not be redeemable at the Company’s option prior to January 1, 2016.

(a)                              On or after January 1, 2016 the Company may redeem all or any part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

Year	Percentage
2016	109%
2017	106%
2018 and thereafter	100%

(b)                              Prior to January 1, 2016, the Company may redeem all or part of the Notes issued hereunder at a redemption price equal to the sum of:

(1)                                   the principal amount thereof; and

(2)                                   the Make Whole Premium at the Redemption Date,

plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

(c)                               The notice of redemption with respect to the foregoing redemption need not set forth the Make Whole Premium but only the manner of calculation thereof.  The Company will notify the Trustee of the Make Whole Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

Section 5.2                                    Applicability of Article.  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article V.

Section 5.3                                    Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Notes pursuant to Section 5.1 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee in the sole discretion of the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.4.

Section 5.4                                    Selection by Trustee of Notes to Be Redeemed.  If fewer than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a)                              if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(b)                              if the Notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection).

Section 5.5                                    Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 13.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Notices of redemption may not be conditional.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(a)                              the Redemption Date;

(b)                              the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7;

(c)                               if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(d)                              in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(e)                               that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes (or the portions thereof) called for redemption will cease to accrue on and after said date;

(f)                                the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(g)                               the name and address of the Paying Agent;

(h)                              that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(i)                                  the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(j)                                 the section of this Indenture and the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Any notice of redemption pursuant to this Indenture may not be subject to the satisfaction of any conditions.

Section 5.6                                    Deposit of Redemption Price.  Not later than 11:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

Section 5.7                                    Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.8                                    Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.13 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such

Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note will be in a principal amount of $2,000 or integral multiple of $1,000 in excess of $2,000.  No Notes of $2,000 or less may be redeemed in part.  While the Notes are registered in a nominee name with DTC, presentation of Notes is not required for a partial redemption.

ARTICLE VI

Defaults and Remedies

Section 6.1                                    Events of Default.  Each of the following is an “Event of Default”:

(a)                              default in any payment of interest on any Note under this Indenture when due, continued for 30 days;

(b)                              default in the payment of principal of or premium, if any, on any Note under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)                               failure by the Company to comply for 30 days with the provisions of Sections 3.3 or 3.4 hereof.

(d)                              failure by the Company to comply with the provisions of Sections 3.7, 3.9 or 4.1 hereof;

(e)                               (i) failure by the Company to comply with the provisions of Section 3.2 for 180 days; (ii) failure by the Company to comply with the provisions of Section 3.23, or (iii) failure by the Company for 60 days after notice to comply with any of the other agreements in this Indenture or any of the other Notes Documents (other than the Security Documents and the Intercreditor Agreement, which are covered by clause (k) below);

(f)                                default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(i)                                    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(ii)                                 results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20,000,000 or more;

(g)                               failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $20,000,000 (net of any amounts with respect to which a reputable creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);

(h)                              except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(i)                                  (i)  the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                            commences a voluntary case or proceeding;

(B)                             consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(C)                             consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)                             makes a general assignment for the benefit of its creditors; or

(E)                              consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

or takes any comparable action under any foreign laws relating to insolvency; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                                 is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(B)                                 appoints a Custodian of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted

Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its Property; or

(C)                                 orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(j)                                 any security interest purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $5,000,000, shall cease to be, or shall be asserted by the Company or any Guarantor not to be, a valid, perfected security interest (with the priority contemplated in the Notes Documents) in the securities, assets or properties covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; and

(k)                              the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Security Documents or the Intercreditor Agreement except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (h) and (j)).

However, a Default under clause (e) or (k) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Notes notify the Company, and the Trustee in the case of a notice given by the Holders, of the Default and the Company does not cure such Default within the time specified in clause (e) or (k), as applicable, of this Section 6.1 after receipt of such notice.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.2, and such notice references the Notes.

Section 6.2                                    Acceleration.  If any Event of Default (other than those of the type described in clause (i) of Section 6.1) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may declare the principal of all the Notes, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

In the case of an Event of Default specified in clause (i) of Section 6.1 hereof, all outstanding Notes shall become due and payable immediately without further action or notice by the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default on or after January 1, 2016, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default prior to January 1, 2016, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes redeemed plus the Make Whole Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes accelerated.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a voluntary or involuntary bankruptcy or insolvency event (including the acceleration of claims by operation of law) or pursuant to a plan of reorganization), the premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations hereunder, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or the Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the Notes.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(a)                              the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)                              all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

(c)                               to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)                              the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)                               in the event of the cure or waiver of an Event of Default of the type described in clause (i) of Section 6.1, the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.3                                    Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Notes Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.4                                    Waiver of Past Defaults.  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences or compliance with any provisions except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5                                    Control by Majority.  Subject to the terms of the Security Documents, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of the other Holders or would involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6                                    Limitation on Suits.  Subject to Section 6.7, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)                              such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(b)                              Holders of at least 25% in principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy;

(c)                               such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

(d)                              the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)                               the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7                                    Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest when due on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                    Collection Suit by Trustee.  If an Event of Default specified in clauses (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9                                    Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.7.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.  Subject to the terms of the Security Documents and Intercreditor Agreement with respect to any proceeds of Collateral, if the Trustee or the Collateral Agent collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee and the Collateral Agent pro rata for amounts due under Section 7.7;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

THIRD:  to the Company or the Guarantors or to such other party as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

Section 6.12                             Waiver of Stay, Extension and Usury Laws.  Each of the Company and the Guarantors covenant (to the extent permitted by applicable law) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all of any portion of the principal of (premium, if any, on) or interest on the Notes as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

Section 7.1                                    Duties of Trustee.

(a)                              If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

(b)                              Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                               The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)                              Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)                               The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                               No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                              Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(i)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(j)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2                                    Rights of Trustee.  Subject to Section 7.1:

(a)                              The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                              Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)                               The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                              The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)                               The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company.

(g)                               The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder, unless a Trust Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h)                              The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(i)                                  In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action thereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

(j)                                 The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees.  Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payments of the Notes.

(k)                              The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

Section 7.3                                    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying

Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4                                    Trustee’s and Collateral Agent’s Disclaimer.  The Trustee and the Collateral Agent shall not be responsible for and make no representation as to the validity or adequacy of any of the Notes Documents, shall not be accountable for the Company’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Company in the Notes Documents or in any document issued in connection with the sale of the Notes other than, in the case of the Trustee, the Trustee’s certificate of authentication.

Section 7.5                                    Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6                                    Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with TIA § 313(a) (other than clause (6) thereof).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7                                    Compensation and Indemnity.  For purposes of this Section 7.7, the Trustee and the Collateral Agent are referred to collectively as the “Indemnified Parties,” and each is an “Indemnified Party.”  The Company shall pay to each Indemnified Party from time to time reasonable compensation for its acceptance of this Indenture and the other Notes Documents and services hereunder as the Company and such Indemnified Party shall from time to time agree in writing.  Neither Indemnified Party’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and costs of engaging agents in connection with determining and calculating Reference Treasury Dealer Quotations, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of each Indemnified Party’s agents, counsel, accountants and experts.  The Company shall indemnify each Indemnified Party against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  Each Indemnified Party shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by any Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the applicable Indemnified Party shall provide reasonable cooperation at the Company’s expense in the defense.  The applicable Indemnified Party may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the applicable Indemnified Party’s defense with counsel reasonably satisfactory to such Indemnified Party, and, in the reasonable judgment of outside or internal counsel to such Indemnified Party, there is no conflict of interest between the Company and such Indemnified Party in connection with such defense.  The Company shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such Indemnified Party’s own willful misconduct or gross negligence.  Notwithstanding anything herein or in the other Notes Documents, the matters covered in this Section 7.7 shall not include any obligations arising out of the Hazardous Materials Indemnity Agreement.

To secure the Company’s payment obligations in this Section 7.7, each Indemnified Party shall have a Lien prior to the Notes on all money or property held or collected by such Indemnified Party other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture.  When an Indemnified Party incurs expenses after the occurrence of a Default specified in clause (i) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8                                    Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(a)                              the Trustee fails to comply with Section 7.10;

(b)                              the Trustee is adjudged bankrupt or insolvent;

(c)                               a receiver or other public officer takes charge of the Trustee or its property; or

(d)                              the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9                                    Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 7.10                             Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11                             Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Legal Defeasance and Covenant Defeasance

Section 8.1                                    Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article VIII.

Section 8.2                                    Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its Obligations under its Subsidiary Guarantee.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (e) below, and to have satisfied all its other obligations under the Notes, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Sections 8.4 and 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s and the Guarantors’ Obligations with respect to such Notes under Article II and Sections 3.1 and 3.13 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and the Company’s and the Guarantors’ obligations in connection therewith, (d) the optional redemption provisions of this Indenture, and (e) this Article VIII.  If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.2, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3                                    Covenant Defeasance.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.2 through 3.12, 3.14 (other than with respect to the Company’s corporate existence), 3.15, 3.16 and 3.20 through 3.23 hereof, and the operation of clause (d) of Section 4.1 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (c), (d) (with respect to the covenant contained in clause (d) of Section 4.1 hereof), (e) (with respect to Sections 3.2 through 3.12, 3.14 (other than with respect to the Company’s corporate existence), 3.15, 3.16 and 3.20 through 3.23 hereof), (f), (h) and (i) of such Section 6.1 (but in the case of clause (i) of Section 6.1 hereof, with respect to Significant Subsidiaries only).

Section 8.4                                    Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(a)                              the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the date of fixed maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to the date of fixed maturity or to a particular Redemption Date;

(b)                              in the case of Legal Defeasance, the Company shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel confirming that:

(i)                                     the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)                                  since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                               in the case of Covenant Defeasance, the Company shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                              no Default or Event of Default shall have occurred and be continuing with respect to the Notes on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default pursuant to clause (i) of Section 6.1 hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)                               such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)                                the Company shall have delivered to the Trustee and the Collateral Agent an Officers’ Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)                               the Company shall have delivered to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5                                    Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.6 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee), collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under clause (a) of Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6                                    Repayment to Company.  Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on, or interest on, any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.7                                    Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Notes and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, on, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

Section 9.1                                    Without Consent of Holders.  The Company, the Guarantors, the Trustee and the Collateral Agent may amend this Indenture or any other Notes Document without notice to or consent of any Holder:

(a)                              to cure any ambiguity, defect or inconsistency;

(b)                              to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)                               to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets;

(d)                              to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

(e)                               to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(f)                                to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in this Indenture;

(g)                               to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h)                              to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee or collateral agent;

(i)                                  to add additional assets as Collateral;

(j)                                 to release Collateral from the Lien granted to the Collateral Agent or any Guarantor from its Subsidiary Guarantee, in each case pursuant to the Notes Documents when permitted or required by the Notes Documents; or

(k)                              to add holders of other Indebtedness to the Intercreditor Agreement in accordance with the terms thereof;

After an amendment under this Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment.  However, the failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture under this Section 9.1.

Section 9.2                                    With Consent of Holders.  The Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture or any other Notes Document without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)                              reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                              reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes;

(c)                               reduce the rate of or change the time for payment of interest on any Note;

(d)                              waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e)                               make any Note payable in currency other than that stated in the Notes;

(f)                                make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(g)                               make any change in the covenants and definitions used therein described above in Section 3.7, 3.9 and 5.1;

(h)                              impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder’s Notes issued hereunder on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)                                  release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(j)                                 make any change in the Intercreditor Agreement or in the provisions of this Indenture or any Security Document dealing with the application of proceeds of the Collateral that would adversely affect the Holders or alter the priority in the security interests in the Collateral; or

(k)                              make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the foregoing, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement any provision of this Indenture or any other Notes Document that (i) applies only during the Initial Purchaser Majority Period or prior to the Initial Purchaser Majority Termination Date or (ii) requires or relates to Initial Purchaser Approval (any such provision, an “Initial Purchaser Provision”), with Initial Purchaser Approval and without notice to or the consent of any other Holder, regardless of whether the Initial Purchaser Affiliated Parties then hold or beneficially own a majority in principal amount of the Notes outstanding (including, without limitation, Initial Purchaser Approval obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default with respect to or compliance with any Initial Purchaser Provision may be waived with Initial Purchaser Approval and without the consent of any other Holder, regardless of whether the Initial Purchaser Affiliated Parties then hold or beneficially own a majority in principal amount of the Notes outstanding (including, without limitation, Initial Purchaser Approval obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that, for the avoidance of doubt, amendments, supplements and waivers pursuant to this paragraph shall be limited to the portion of any article, section, subsection, sentence or clause of this indenture that is an

Initial Purchaser Provision and shall not apply to any such portion that is not an Initial Purchaser Provision; and provided further that no amendment, supplement or waiver under this paragraph may adversely affect the rights under this Indenture of any Holder or beneficial owner of Notes who is not an Initial Purchaser Affiliated Party in any manner that is not also applicable to the Initial Purchaser Affiliated Parties.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests of the Notes in the Collateral.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this Indenture by any Holder of the Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment supplemental indenture or waiver under this Section 9.2.

The Trustee and the Collateral Agent shall be entitled to rely upon an Opinion of Counsel and Officers’ Certificate delivered pursuant to Section 13.4 hereof as the basis for any determination that a proposed change or amendment does not adversely affect the Holders.

Section 9.3                                    Compliance with Trust Indenture Act.  From the date, if ever, on which this Indenture is qualified under the TIA, every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4                                    Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.

For purposes of this Indenture, the written consent of the Holder of a Global Note shall be deemed to include any consent delivered by an Agent Member by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5                                    Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.6                                    Trustee and Collateral Agent To Sign Amendments.  The Trustee and the Collateral Agent shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent, as applicable.  If it does, the Trustee or Collateral Agent, as applicable, may but need not sign it.  In signing such amendment the Trustee or Collateral Agent, as applicable, shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X

Subsidiary Guarantee

Section 10.1                             Subsidiary Guarantee.  Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Company under this Indenture and the other Notes Documents.  Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any Note held by any Holder or the Trustee or the Collateral Agent for the Obligations or any of

them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.

Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any Note held for payment of the Obligations.

Except as expressly set forth in Article VIII and Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Trustee, the Collateral Agent or any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 10.2.

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Subsidiary Guarantee.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Section 10.1.

Section 10.2                             Limitation on Liability; Termination, Release and Discharge.

(a)                              The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, Senior Debt of a Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b)                              Subject to Article IV and Section 3.7, a Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(i)                                     immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii)                                  either:

(A)                             the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or a Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture substantially in the form specified in this Indenture, under the Notes, this Indenture and its Subsidiary Guarantee on terms set forth therein; or

(B)                             such transaction complies with Section 3.7 hereof.

(c)                               A Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties or assets to the Company or another Guarantor without limitation, except to the extent that any such transaction is subject to the provisions of Article IV and Section 3.7.

(d)                              The Subsidiary Guarantee of a Guarantor will be deemed released and the Guarantor will be relieved of its obligations under this Indenture and its Subsidiary Guarantee without any further action required on the part of the Company or such Guarantor:

(i)                                     in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 3.7 hereof; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Second Lien Indenture and any other Indebtedness of the Company or any Restricted Subsidiary of the Company; or

(ii)                                  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 3.7 hereof; provided, however, that if such Guarantor remains a Subsidiary, such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Second Lien Indenture and any other Indebtedness of the Company or any Restricted Subsidiary of the Company; or

(iii)                               if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(iv)                              at any time as such Guarantor does not have outstanding any Indebtedness or guarantee any Indebtedness of the Company or a Guarantor; or

(v)                                 upon Legal Defeasance or Covenant Defeasance as provided in Article VIII or upon satisfaction and discharge of this Indenture as provided in Article XI.

Section 10.3                             Limitation of Guarantors’ Liability.  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Senior Debt of a Guarantor) of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to Section 10.4 hereof, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer.  This Section 10.3 is for the benefit of the creditors of each Guarantor.

Section 10.4                             Contribution.  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor will be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to its Subsidiary Guarantee.

Section 10.5                             California Waivers and Authorizations

(a)                              The Collateral Agent may, upon an Event of Default foreclose any Lien, deed of trust, mortgage or other security interest given by the Company or any Guarantor judicially or nonjudicially in any manner permitted by law, before or after enforcing any Subsidiary Guarantee, without diminishing or affecting the liability of any Guarantor hereunder (except to the extent that such foreclosure resulted in a reduction of the total Obligations hereunder then outstanding).  Each Guarantor understands that (i) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, a nonjudicial foreclosure conducted by the Collateral Agent on the Lien, deed of trust, mortgage or other security interest probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of any Guarantor against the Company or other guarantors or sureties, and (ii) absent the waiver given by such Guarantor herein, such an election would estop the Collateral Agent from enforcing a Subsidiary Guarantee against any Guarantor.  Understanding the foregoing, and understanding that each Guarantor is hereby relinquishing a defense to the enforceability of its Subsidiary Guarantee, each Guarantor hereby waives any right to assert against the Collateral Agent any defense to the enforcement of its Subsidiary Guarantee, whether denominated “estoppel” or otherwise, based on or arising from an election by the Collateral Agent to nonjudicially foreclose on the Lien, deed of trust, mortgage or other security interest or as a result of any other exercise of remedies, whether under a Lien, deed of trust, mortgage or other security interest or under any personal property security agreement.  Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which such Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Company or other guarantors or sureties.  Each Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure (and any similar law of New York or any other applicable jurisdiction) shall have no applicability with respect to the determination of any Guarantor’s liability hereunder.

(b)                              Without limiting the generality of any other waiver or other provision set forth in this Indenture, each Guarantor waives all rights and defenses that such Guarantor may have if all or part of the Obligations hereunder are secured by real property.  This means, among other things:

(i)                                     The Collateral Agent may collect from such Guarantor without first foreclosing on any real or personal property collateral that may be pledged by such Guarantor, the Company or any other guarantor.

(ii)                                  If the Collateral Agent forecloses on any real property collateral that may be pledged by such Guarantor, the Company or any other guarantor:  (A) the amount of the Obligations hereunder or any obligations of any guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Collateral Agent may collect from any Guarantor even if the Collateral Agent has previously destroyed (by foreclosing on the real property collateral) any right any Guarantor may have to collect from the Company or any other Guarantor.

(iii)                               This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have if all or part of the Obligations hereunder are secured by real property.  These rights and defenses are based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure and any similar law of New York or any other jurisdiction.

(c)                               WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS INDENTURE, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787-2856, INCLUSIVE, CALIFORNIA CODE OF CIVIL PROCEDURE §§ 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

(d)                              WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS INDENTURE, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS HEREUNDER, HAS DESTROYED EACH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST COMPANY BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

(e)                               Without limiting the generality of any other waiver or other provision set forth in this Indenture, each Guarantor hereby also agrees to the following waivers:

(i)                                     The Collateral Agent’s right to enforce a Subsidiary Guarantee is absolute and is not contingent upon the genuineness, validity or enforceability of the Obligations hereunder or any of the Notes Documents.  Each Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction and agrees that Collateral Agent’s rights hereunder shall be enforceable even if the Company had no liability at the time of execution of the Notes Documents or the Obligations hereunder are unenforceable in whole or in part, or the Company ceases to be liable with respect to all or any portion of the Obligations hereunder.

(ii)                                  Each Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its Obligations hereunder and agrees that the Collateral Agent’s rights under the Notes Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which the Company is responsible.  The enforceability of a Subsidiary Guarantee against each Guarantor shall continue until all sums due under the Notes Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Company’s obligations under the Notes Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of the Company, any other guarantor of the Company’s obligations under any other Notes Document, any pledgor of collateral for any person’s obligations to the Collateral Agent or any other person in connection with the Notes Documents.

(iii)                               Each Guarantor waives all benefits and defenses it may have under California Civil Code §§ 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its Obligations hereunder, including the right to require the Collateral Agent to (A) proceed against the Company, any guarantor of the Company’s obligations under any Notes Document, any other pledgor of collateral for any person’s obligations to the Collateral Agent or any other person in connection with the Obligations hereunder, (B) proceed against or exhaust any other security or collateral the Collateral Agent may hold, or (C) pursue any other right or remedy for such Guarantor’s benefit, and agrees that the Collateral Agent may exercise its right hereunder without taking any action against the Company, any other guarantor of the Company’s obligations under the Notes Documents, any pledgor of collateral for any person’s obligations to Collateral Agent or any other person in connection with the Obligations hereunder, and without proceeding against or exhausting any security or collateral Collateral Agent holds.

(f)                                The paragraphs in this Section 10.5 that refer to certain sections of the California Civil Code are included in this Indenture solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Indenture.

(g)                               Releases.  Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Collateral Agent may, by action or inaction, compromise or settle, shorten or extend the dates on which payments (including termination payments) are due under this Indenture or any other period of duration or the time for the payment of the Obligations hereunder, or discharge the performance of the Obligations hereunder, or may refuse to enforce the Obligations hereunder, or otherwise elect not to enforce the Obligations hereunder, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Indenture or any of the other Notes Documents or may grant other indulgences to the Company or any Guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Obligations hereunder or any other Notes Document (including any increase or decrease in the amount of any Obligations hereunder or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute the Company or any guarantor of the Obligations hereunder, or may enforce, exchange, release, or waive, by action or inaction, any security for the Obligations hereunder or any other guaranty of the Obligations hereunder, or any portion thereof.

(h)                              No Election.  The Collateral Agent shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein and no election by the Collateral Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Collateral Agent’s right to proceed in any other form of action or proceeding or against other parties unless Collateral Agent has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Collateral Agent under any document or instrument evidencing the Obligations hereunder shall serve to diminish the liability of any Guarantor under a Subsidiary Guarantee except to the extent that the Collateral Agent finally and unconditionally shall have realized indefeasible payment in full of the Obligations hereunder by such action or proceeding.

ARTICLE XI

Satisfaction and Discharge

Section 11.1                             Satisfaction and Discharge.  This Indenture and the other Notes Documents will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified hereunder), when:

(a)                              either:

(i)                                       all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)                                all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(b)                              no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(c)                               the Company or any Guarantor has paid or caused to be paid all sums payable by it hereunder;

(d)                              the Company has delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of the Notes at fixed maturity or the Redemption Date, as the case may be; and

(e)                               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent under this

Indenture and the other Notes Documents relating to the satisfaction and discharge of such Notes Documents have been complied with.

ARTICLE XII

Security Documents

Section 12.1                             Collateral and Security Documents.  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Secured Parties under the Notes Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreement.  The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties pursuant to the terms of the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.  The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.1, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company shall, and shall cause the other Grantors to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors to the Secured Parties under the Notes Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents), in favor of the Collateral Agent for the benefit of the Secured Parties subject to no Liens other than Permitted Liens.

Section 12.2                             Recordings and Opinions.  Any release of Collateral permitted by Section 12.3 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

Section 12.3                             Release of Collateral.

(a)                              Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Indenture.  The Company and the Guarantors will be entitled to the release of property and other assets included in the Collateral from the Liens securing the Notes, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(i)                                     to enable the disposition of such property or assets (other than to the Company or a Guarantor) to the extent not prohibited under Section 3.7;

(ii)                                  in the case of a Guarantor that is released from its Subsidiary Guarantee, the release of the property and assets of such Guarantor;

(iii)                               pursuant to an amendment or waiver in accordance with Article IX of this Indenture; or

(iv)                              if the Notes have been discharged or defeased pursuant to Section 8.2 or Section 8.3.

(b)                              With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreement to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreement to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Notwithstanding anything herein to the contrary, survival of the Hazardous Materials Indemnity Agreement shall be governed by its terms.

Section 12.4                             Suits to Protect the Collateral.

Subject to the provisions of Article VII hereof, the Security Documents and the Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may direct the Collateral Agent to take all actions it determines in order to:

(a)                              enforce any of the terms of the Notes Documents; and

(b)                              collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Notes Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 12.4 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.5                             Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.6                             Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 12.7                             Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

Section 12.8                             Release Upon Termination of the Company’s Obligations.

In the event that the Company deliver to the Trustee an Officers’ Certificate certifying that (a) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (b) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article VIII, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee or the Paying Agent pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Secured Parties and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Section 12.9                             Collateral Agent.

(a)                              The Trustee, by its execution of this Indenture is directed to, and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement and the Trustee, by its execution of this Indenture is directed to, and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.9.  The provisions of this Section 12.9 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.3.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                              The Collateral Agent may perform any of its duties under this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the gross negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)                               None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by any Grantor or Affiliate of any Grantor, or any officer or Related Person thereof, contained in this Indenture or any other Notes Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)                              The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement

unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)                               The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a responsible officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.9).

(f)                                The Person acting as Collateral Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, the Person acting as Collateral Agent or its Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of the Person acting as Collateral Agent to advance funds.

(g)                               The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition (at the expense of the Company) a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.9 (and Section 7.7) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(h)                              U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(i)                                  The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents, the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents, Hazardous Materials Indemnity Agreement and the Intercreditor Agreement.

(j)                                 Except as provided in the Security Documents and the Hazardous Materials Indemnity Agreement, the Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by the Holders of a majority in aggregate principal amount of the Notes, take or cause to be taken any action to enforce the Collateral Agent’s rights under this Indenture or the other Notes Documents or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(k)                              If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

(l)                                  The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform

Commercial Code can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(m)                          The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents or the Hazardous Materials Indemnity Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(n)                              No provision of this Indenture, any Security Document, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(o)                              The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(p)                              Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q)                              The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreement and the Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and the Security Documents unless expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the Company or Holders with respect to the administration of the Notes Documents.

(r)                                 The parties hereto hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Security Documents, the Hazardous Materials Indemnity Agreement or any actions taken pursuant hereto or thereto.  Further, the parties hereto hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(s)                                Upon the receipt by the Collateral Agent of a written request of the Company signed by two Officers (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.9(s), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(t)                                 Subject to the provisions of the applicable Security Documents, the Hazardous Materials Indemnity Agreement and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.  For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(u)                              After the occurrence and during the continuance of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement.

(v)                              The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents, the Hazardous Materials Indemnity Agreement or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(w)                            In each case that Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x)                              Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(y)                              Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.5.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(z)                               By their acceptance of the Notes, the Holders hereby authorize and direct the Collateral Agent to execute and deliver the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement and the Security Documents in which it is named as a party, including any Security Documents executed after the Issue Date in accordance with Section 3.20 or Section 12.9(s), as the case may be.  It is hereby expressly acknowledged and agreed that, in doing so, the Collateral Agent is not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement, the Hazardous Materials Indemnity Agreement or the Security Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE XIII

Miscellaneous

Section 13.1                             Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control; provided that, notwithstanding anything herein to the contrary, the Company will not be required to comply with the provisions of TIA § 314, and the Trustee shall not be required to comply with the provisions of TIA §§ 313(a)(6) and 313(b)(1).

Section 13.2                             Notices.  Any notice or communication shall be in writing and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

if to the Company:

Venoco, Inc.
370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Attention: General Counsel

if to the Trustee or the Collateral Agent:

U.S. Bank National Association
950 17th Street, 12th Floor
Denver, Colorado 80202
Attention: Global Corporate Trust Services

The Company, the Trustee and the Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Any notice or communication shall also be mailed to any Person described in TIA § 3.13(c), to the extent required by the TIA.

For any DTC-held positions, notice to DTC shall be by electronic means as per DTC standard operating procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3                             Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.4                             Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under the applicable Notes Documents, the Company shall furnish to the Trustee or Collateral Agent:

(a)                              an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                              an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Guarantor stating that the information with respect to such factual matters known to the Company or such Guarantor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.5                             Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)                              a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                               a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                              a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 13.6                             When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.7                             Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.8                             Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in Denver, Colorado or New York, New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.9                             GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.10                      No Recourse Against Others.  No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes Documents or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.

Section 13.11                      Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of the Collateral Agent in this Indenture shall bind its successors.

Section 13.12                      Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 13.13                      Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14                      No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Subsidiary or any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Subsidiary Guarantees.

Section 13.15                      Intercreditor Agreement Governs

(a)                              Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Indenture and the Security Documents and the exercise of any right or remedy by the Collateral Agent hereunder or under the Security Documents, are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Indenture, the terms of the Intercreditor Agreement shall govern and control.

(b)                              Each Holder, by its acceptance of a Note, (i) consents to the priority of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Holder.  The foregoing provisions are intended as an inducement to the note holders under the Second Lien Indenture to extend credit and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Section 13.16                      Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

VENOCO, INC.

By:
Name:
Title:

Signature Page to Indenture

GUARANTORS

WHITTIER PIPELINE CORPORATION TEXCAL ENERGY (GP) LLC

By:
Name:	Mark A. DePuy
Title:	Chief Executive Officer

TEXCAL ENERGY (LP) LLC

By: VENOCO, INC., its Manager

By:
Name:	Mark A. DePuy
Title:	Chief Executive Officer

TEXCAL ENERGY SOUTH TEXAS L.P.

By: TexCal Energy (GP) LLC, its General Partner

By:
Name:	Mark A. DePuy
Title:	Chief Executive Officer

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

[Private Placement Legend]
[Depositary Legend, if applicable]

No. [ ]	Principal Amount $[ ]
CUSIP NO. [ ]

VENOCO, Inc.

12.00% Senior Secured Note due 2019

Venoco, Inc., a Delaware corporation (the “Company”), promises to pay to                         , or registered assigns, the principal sum of [                    ] Dollars or such greater or lesser amount as shall be reflected on the books and records of the custodian with respect to the Global Note (as appointed by DTC) (the “Notes Custodian”)(1), on February 28, 2019.

Interest Payment Dates:  January 1 and July 1

Record Dates:  December 15 and June 15

Additional provisions of this Note are set forth on the other side of this Note.

VENOCO, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

U.S. Bank National Association,
as Trustee, certifies that this is
one of the Notes referred
to in the Indenture.
By:

Authorized Signatory	Date:

(1)  Global Note only.

[FORM OF REVERSE SIDE OF NOTE]

12.00% Senior Secured Note due 2019

1.                                      Interest

Venoco, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually in arrears on January 1 and July 1 of each year commencing July 1, 2015.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including April 2, 2015.  The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful.  Interest will be computed on the basis of a 360 day year of twelve 30 day months.

2.                                      Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on, any Note is due and payable, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and interest.  The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If a Holder has given wire transfer instructions to the Company, the Company will, or if the Company is not then the Paying Agent, the Company will cause the Paying Agent to, pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with the instructions; all other payments of the principal of (and premium, if any), and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.  Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company.

3.                                      Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”), will act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder of the Notes.  The Company or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Company issued the Notes under an Indenture dated as of April 2, 2015 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors party thereto, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms in the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Notes are senior secured obligations of the Company.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  The Indenture imposes certain limitations, among other things, on the ability of the Company and the Restricted Subsidiaries to make Investments; incur additional Indebtedness or issue Preferred Stock, create certain Liens; sell assets; enter into agreements that restrict dividends or other payments from the Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries; engage in transactions with Affiliates; pay dividends or make other distributions on Capital Stock or subordinated Indebtedness; enter into different lines of business; create Unrestricted Subsidiaries; and enter into sale and leaseback transactions.

To guarantee the due and punctual payment of the principal of, premium, if any, on, and interest on, the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed (and future Guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.                                      Redemption

Except as set forth below, the Notes will not be redeemable at the option of the Company prior to January 1, 2016.  On and after such date, the Notes will be redeemable, at the Company’s option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

Period	Redemption Price
2016	109%
2017	106%
2018 and thereafter	100%

Prior to January 1, 2016, the Company may redeem all or part of the Notes issued hereunder at a redemption price equal to the sum of:

(1)                                  the principal amount thereof; and

(2)                                  the Make Whole Premium at the Redemption Date,

plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

The notice of redemption with respect to the foregoing redemption need not set forth the Make Whole Premium but only the manner of calculation thereof.  The Company will notify the Trustee of the Make Whole Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

If the optional Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), although no Notes of $2,000 in original principal amount or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.                                      Repurchase Provisions

(a)                                 Upon a Change of Control any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

(b)                                 In the event of an Asset Sale that requires an offer to purchase the Notes pursuant to Section 3.7 of the Indenture, the Company will be required to apply Net Proceeds or Excess Proceeds, as the case may be, to the repayment of the Notes and certain other Indebtedness in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.                                      Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess of $2,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer or exchange of (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or (ii) any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.                                      Unclaimed Money

If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.                               Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or non-callable Government Securities for the payment of principal, premium and interest on the Notes to redemption or maturity, as the case may be.

11.                               Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Notes Documents may be amended with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of a majority in principal amount of the then outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Collateral Agent and the Trustee may amend the Notes Documents to, among other things, cure any ambiguity, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, to release a Guarantor in accordance with the Indenture or to secure the Notes, or to provide additional rights or benefits to the Holders of the Notes, or to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Additional Notes or to evidence or provide for a successor trustee or collateral agent.

12.                               Defaults and Remedies

Under the Indenture, Events of Default include in summary form:  (i) default for 30 days in payment of interest when due on the Notes; (ii) default in payment of principal or premium, if any, on the Notes at Stated Maturity, upon required repurchase, upon optional redemption pursuant to paragraphs 5 and 6 of the Notes, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under Article IV of the Indenture; (iv) failure by the Company to comply for 30 days with any of its obligations under the covenants described under Sections 3.3 or 3.4 of the Indenture; (v) failure to comply with the provisions of Sections 3.7, 3.9 or 4.1 of the Indenture; (vi) the failure by the Company to comply with (a) the provisions of Section 3.2 of the Indenture for 180 days, (b) the provisions of Section 3.23 of the Indenture or (c) its other agreements contained in the Indenture or other Notes Documents for 60 days after notice (other than those referred to in (i), (ii), (iii), (iv) or (v) above or (xii) below); (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20,000,000 or more; (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; (ix) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $20,000,000 (net of any amounts with respect to which a reputable creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (x) any Subsidiary Guarantee shall be held in a judicial proceeding to be not enforceable or valid or shall cease to be in full force and effect or any Guarantor or other Person acting on its behalf shall deny or disaffirm its obligations under its Subsidiary Guarantee (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with the Indenture); (xi) any security interest purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $5,000,000, shall cease to be, or shall be asserted by the Company or any Guarantor not to be, a valid, perfected security interest in the securities, assets or properties covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; or (xii) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Security Documents or Intercreditor Agreement except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.  However, a default under clause (vi) or (xii) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company and the Trustee, in the case of a notice given by the Holders, of the default and the

Company does not cure such default within the time specified in clause (vi) or (xii) hereof after receipt of such notice.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (viii) above), the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.                               Trustee and Collateral Agent Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee and the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or the Collateral Agent.

14.                               No Recourse Against Others

No director, officer, employee, incorporator, partner or stockholder of the Company, or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations of their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

15.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.                               CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.                               Security

The Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents.  The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Secured Parties, in each case pursuant to the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

19.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note in larger type.  Requests may be made to:

Venoco, Inc
370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1 ☐                            acquired for the undersigned’s own account, without transfer; or

2 ☐                            transferred to the Company; or

3 ☐                            transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4 ☐                            transferred pursuant to an effective registration statement under the Securities Act; or

5 ☐                            transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6 ☐                            transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.7 or Section 3.9 of the Indenture, check either box:

☐        ☐

3.7        3.9

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.7 or Section 3.9 of the Indenture, state the amount in principal amount (must be $2,000 or an integral multiple of $1,000 in excess of $2,000):  $

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE(2)

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

(2)  Include only if security is issued in global form.

EXHIBIT B

FORM OF SUBSIDIARY GUARANTEE

This Supplemental Indenture, dated as of                                (this “Supplemental Indenture” or “Subsidiary Guarantee”), among [name of future Guarantor] (the “Guarantor”), Venoco, Inc. (together with its successors and assigns, the “Company”) and U.S. Bank National Association, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, certain of Domestic Subsidiaries (the “Guarantors”) and the Trustee have heretofore executed and delivered an Indenture, dated as of April 2, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the initial issuance of an aggregate principal amount of $175,000,000 of 12.00% Senior Secured Notes due 2019 of the Company (the “Notes”);

WHEREAS, Section 3.10 of the Indenture provides that the Company is required to cause each Restricted Subsidiary other than a Foreign Subsidiary created or acquired by the Company after the Issue Date and other Restricted Subsidiaries, to the extent set forth in the Indenture, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium and interest on the Notes and payment and performance of all other Obligations under the Indenture and the other Notes Documents on a senior basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1                     Defined Terms.  As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Subsidiary Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound, Subsidiary Guarantee

SECTION 2.1                     Agreement to be Bound.  The Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Subsidiary Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent, the full and punctual payment and performance when due, whether at maturity, by lapse of time by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1                     Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2                     Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3                     Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4                     Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5                     Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6                     Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7                     Headings.  The headings of the Articles and the sections in this Subsidiary Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTOR],
as a Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

VENOCO, INC.

By:
Name:
Title: